Exhibit 4.1

EXECUTION VERSION

GMF FLOORPLAN OWNER REVOLVING TRUST

Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee

INDENTURE

Dated as of March 27, 2013

GMF FLOORPLAN OWNER REVOLVING TRUST,

SERIES NOTES

i

INDENTURE, dated as of March 27, 2013, by and between GMF FLOORPLAN OWNER REVOLVING TRUST, a Delaware statutory trust, as Issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

RECITALS

A. The Issuer and the Indenture Trustee are executing and delivering this Indenture to provide for the issuance from time to time by the Issuer of Notes in one or more Series, the principal terms of which will be specified in one or more Indenture Supplements to this Indenture.

B. Subject to the terms of this Indenture and the Indenture Supplements, the obligations of the Issuer under all Notes issued under this Indenture will be equally and ratably secured by, among other things, Receivables from time to time transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement, such Receivables having, in turn, been sold to the Transferor by the Seller pursuant to the Receivables Purchase Agreement with the Transferor.

In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

On and as of the Initial Closing Date, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the “Collateral”):

(i) the Receivables and other personal property transferred to the Issuer pursuant to the Transfer and Servicing Agreement, including all Related Security with respect thereto and all monies, instruments, investment property and other property distributed or distributable in respect of such Receivables (exclusive of any amount credited to the Cash Management Account except for any such amount that is deposited to the Excess Funding Account in accordance with this Indenture or an Indenture Supplement) (together with all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof);

(ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account, the Series Accounts and the Excess Funding Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

(iii) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Servicing Agreement and the Receivables Purchase Agreement (whether arising pursuant to the terms of such agreements or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transfer and Servicing Agreement and the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Transfer and Servicing Agreement and the Receivables Purchase Agreement; and

(iv) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, money, instruments, investment property, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

The foregoing Grants are made in trust to secure (a) the Issuer’s obligations under the Notes equally and ratably without prejudice, priority or distinction between any Series of Notes and any other Series, except to the extent expressly provided in such Notes, this Indenture or the related Indenture Supplements, (b) the payment of all other sums payable under the Notes, this Indenture and the related Indenture Supplements and (c) the compliance with the terms and conditions of the Notes, this Indenture and the related Indenture Supplements, all as provided herein or therein; provided, that the Grant with respect to the Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to a Series Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) shall be solely for the benefit of the Noteholders of the Series for which such Series Account is maintained and shall not be for the benefit of the Noteholders of any Series.

The Indenture Trustee, as indenture trustee on behalf of the Noteholders, hereby acknowledges the foregoing Grants, accepts the trusts under this Indenture in accordance with the provisions of this Indenture, and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately protected.

Each of the Issuer and the Indenture Trustee represents and warrants as to itself that each remittance of Collections and other property by the Issuer to the Indenture Trustee hereunder shall have been (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and the Indenture Trustee and (ii) made in the ordinary course of business or financial affairs of the Issuer and the Indenture Trustee.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

All terms used herein (including the Recitals and Granting Clauses) and not otherwise defined in this Indenture (exclusive of the Annex of Definitions) have the meanings ascribed to them in the Annex of Definitions attached hereto as Annex A. Whenever used in this Indenture, such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 1.02 Other Definitional Provisions.

(a) All terms defined in the Annex of Definitions have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. For the avoidance of doubt, the terms defined in the Annex of Definitions are subject to this Section 1.02.

(a) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Indenture or in any such certificate or other document control.

(b) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture refer to this Indenture as a whole and not to any particular provision of this Indenture. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture, unless otherwise specified. The term “including” and its variations shall be deemed to be followed by “without limitation.” The term “or” is not exclusive. References to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; unless otherwise expressly specified, references to agreements and other contractual instruments (including the Annex of Definitions) include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms; unless otherwise expressly specified, references to Persons include their permitted successors and assigns; and unless otherwise expressly specified, references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto.

(d) As used herein, uncapitalized terms shall have the meanings, if any, ascribed thereto in the UCC in effect in the applicable jurisdiction(s).

(e) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Indenture Trustee; and

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule shall have the meaning assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.01 Form Generally.

Any Series or Class of Notes, together with the Indenture Trustee’s certificate of authentication related thereto, may be issued in fully registered form (the “Registered Notes”), in the form of a temporary global note, or such other forms approved from time to time by or pursuant to this Indenture or an Indenture Supplement and, in each case, will be in substantially the form of an exhibit to the related Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Note set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable. Each Note other than a Definitive Note will be dated as of the Series Issuance Date, and each Definitive Note will be dated as of the date of its authentication.

Section 2.02 Denominations.

Except as otherwise specified in the related Indenture Supplement or the Notes, each Class of Notes of each Series will be issued in the form of typewritten Notes representing Book-Entry Notes. Except as otherwise specified in the related Indenture Supplement, where the Notes are issued in registered form, they shall be in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount so long as such amount exceeds the applicable minimum denomination for such Class), and will be issued upon original issuance as one or more Notes in an aggregate original principal amount equal to the applicable Invested Amount of such Class or Series on the date of original issuance.

Section 2.03 Execution, Authentication and Delivery.

(a) Each Note will be executed by manual or facsimile signature on behalf of the Issuer by a Responsible Officer. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer will not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized before the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee will authenticate and deliver such Notes as provided in this Indenture or the related Indenture Supplement and at the written order of the Issuer, and not otherwise. No Note will be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement and executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.04 Authenticating Agent.

(a) The Indenture Trustee may appoint one or more Authenticating Agents with respect to the Notes. Any Authenticating Agent will be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference will be deemed to include authentication on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent, including any successor Authenticating Agent, must be acceptable to the Issuer and the Servicer.

(b) Any institution succeeding to the corporate agency business of an Authenticating Agent will continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such Authenticating Agent.

(c) An Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and to the Issuer and the Servicer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent ceases to be acceptable to the Indenture Trustee or to the Issuer and the Servicer, the Indenture Trustee may promptly appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

(d) The initial Authentication Agent shall be the Indenture Trustee.

(e) The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(f) The provisions of Sections 6.01 and 6.04 are applicable to any Authenticating Agent.

(g) Pursuant to an appointment made under this Section, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes of the Series, Class or tranche described therein and referred to in the within-mentioned Indenture.

as Authenticating Agent
for the Indenture Trustee
By:
Authorized Signatory”

Section 2.05 Registration of and Limitations on Transfer and Exchange of Notes.

(a) Where the Notes are issued in a registered form, the Issuer will cause a register (the “Note Register”) to be kept in which the Issuer will provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Indenture Trustee initially is the Transfer Agent and Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, the Issuer will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

(b) If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Registrar and the Note Register. The Indenture Trustee has the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee has the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

(c) Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar to be maintained as provided in Section 3.02, if the requirements of the related Indenture Supplement are met, the Issuer will execute, and upon receipt of such surrendered Note the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

(d) At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of the related Indenture Supplement are met, the Issuer will execute, and upon receipt of such surrendered Note the Indenture Trustee will authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of Notes will evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange will be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or his attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

(g) The registration of transfer of any Note will be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

(h) No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer or the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

(i) All Notes surrendered for registration of transfer or exchange will be cancelled by the Issuer and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

(j) The preceding provisions of this Section notwithstanding, the Issuer is not required to make, and the Transfer Agent and Registrar need not register, transfers or exchanges of any Note during the period of 20 days preceding the due date for any payment with respect to such Note.

(k) If and so long as any Series of Notes are listed on a stock exchange and such exchange so requires, the Indenture Trustee will appoint a co-transfer agent and co-registrar in accordance with the rules of such exchange. Any reference in this Indenture to the Transfer Agent and Registrar includes any co-transfer agent and co-registrar unless the context otherwise requires. The Indenture Trustee will enter into any appropriate agency agreement with any co-transfer agent and co-registrar not a party to this Indenture to implement the provisions of this Indenture that relate to such agent.

Section 2.06 Mutilated, Destroyed, Lost or Stolen.

(a) If:

(i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note; and

(ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Noteholders and the Indenture Trustee harmless,

then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer will execute, and the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note has become or within seven days will be due and payable, or has been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note will be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee will be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered and from any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and will be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Transfer Agent and Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note will constitute complete and indefeasible evidence of an obligation of the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note is found at any time, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07 Persons Deemed Owners.

Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Transferor, the Issuer or the Indenture Trustee will treat the Person in whose name any Note is registered (with respect to any distributions, as of the applicable Record Date) as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the related Indenture Supplement and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Transferor, the Issuer, the Indenture Trustee or any agent of the Transferor, the Issuer or the Indenture Trustee will be affected by any notice to the contrary.

Section 2.08 Appointment of Paying Agent.

(a) The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents. The Issuer hereby appoints the Indenture Trustee as initial Paying Agent, and the Indenture Trustee hereby accepts such appointment. If and so long as any Series of Notes are listed on a stock exchange and such exchange so requires, the Indenture Trustee will appoint a co-paying agent in accordance with the rules of such exchange. The Indenture Trustee will enter into any appropriate agency agreement with any co-paying agent not a party to this Indenture to implement the provisions of this Indenture that relate to such agent. Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by the Indenture Trustee.

(b) The Issuer will cause the Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent agrees with the Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums are paid to such Noteholders and further agrees, and if the Indenture Trustee is the Paying Agent it hereby agrees, that it will comply with all requirements of the Code regarding the withholding by the Indenture Trustee of payments in respect of United States federal income taxes due from the Beneficial Owners.

Section 2.09 Access to List of Noteholders’ Names and Addresses.

(a) The Issuer will furnish or cause to be furnished to the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, within five Business Days after receipt by the Issuer of a written request therefor from the Indenture Trustee, the Servicer, such Noteholder or the Paying Agent, respectively, a list of the names and addresses of the Noteholders. Three or more Noteholders of any Series or Holders of at least 10% of the Outstanding Principal Amount of any Series (the “Applicants”) may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Agreement or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, will afford or cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and will give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list is to be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request.

(b) Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Indenture Trustee, the Transfer Agent and Registrar, the Servicer or any of their respective agents and employees may be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

Section 2.10 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and will be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered will be promptly cancelled by the Indenture Trustee. No Notes may be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time by the Indenture Trustee must be destroyed unless the Issuer directs by a timely order that they be returned to it.

Section 2.11 Release of Collateral.

If this Indenture is qualified under the TIA and an outstanding Series of Notes is registered under the Securities Act, then, except for a transfer or release of property pursuant to Section 3.22, 8.06 or 12.01(g) (in which case compliance with this Section 2.11 is not necessary), the Indenture Trustee will release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

Section 2.12 New Issuances.

(a) Pursuant to one or more Indenture Supplements, the Issuer may issue one or more new Series of Notes (each such issuance a “New Issuance”). The Notes of all outstanding Series will be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. Interest on and principal of the Notes of each outstanding Series will be paid as specified in or pursuant to the related Indenture Supplement.

(b) On or before the Series Issuance Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the principal terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Indenture Trustee to authenticate and deliver the Notes of any new Series (other than any Series issued pursuant to an Indenture Supplement dated as of the initial Series Issuance Date) and to execute and deliver the related Indenture Supplement will be subject to the satisfaction of the following conditions:

(i) on or before the second Business Day immediately preceding the Series Issuance Date for such Series, the Transferor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;

(ii) the Transferor has delivered to the Owner Trustee and the Indenture Trustee the related Indenture Supplement, in form satisfactory to the Indenture Trustee, executed by each party thereto (other than the Indenture Trustee);

(iii) the Transferor has delivered to the Indenture Trustee an Officer’s Certificate, dated such Series Issuance Date, to the effect that the Transferor reasonably believes that as of such Series Issuance Date no Event of Default or Early Amortization Event has occurred and is continuing for any Series and such issuance will not have an Adverse Effect and will not cause any Event of Default or Early Amortization Event to occur with respect to any outstanding Series;

(iv) the Transferor has delivered to the Indenture Trustee a Required Federal Income Tax Opinion, dated such Series Issuance Date, with respect to such issuance;

(v) after giving effect to such issuance, the Adjusted Pool Balance equals or exceeds the Required Participation Amount (taking into account any deposit of all or any portion of the proceeds of such issuance into the Excess Funding Account), as confirmed by an Officer’s Certificate;

(vi) the Rating Agency Condition is satisfied on such Series Issuance Date, as confirmed by an Officer’s Certificate; and

(vii) the Transferor has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel as required pursuant to Section 12.01(a).

(c) Any Indenture Supplement providing for the issuance of Classes of Notes within the related Series may specify, in addition to the conditions hereunder applicable to each such Class, other conditions for the issuance of such Classes, which conditions will be consistent with the conditions for the issuance of the related Series.

(d) Upon satisfaction of the above conditions, pursuant to Section 2.03, the Owner Trustee, on behalf of the Issuer, will execute and the Indenture Trustee will authenticate and deliver the Notes of such Series as provided in this Indenture and the related Indenture Supplement. The Indenture Trustee may, but is not obligated to, enter into any such Indenture Supplement that adversely affects the Indenture Trustee’s own rights, duties or immunities under this Indenture.

Section 2.13 Book-Entry Notes.

Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, will be issued in the form of typewritten Notes representing Book-Entry Notes, to be delivered to DTC, the initial Clearing Agency or a custodian therefor, by, or on behalf of, the Issuer. The Notes representing Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of DTC for such Book-Entry Notes. Other than with respect to a Series originally issued as Definitive Notes, in accordance with the related Indenture Supplement, unless and until Definitive Notes are issued under the limited circumstances described in Section 2.15, no Beneficial Owner will be entitled to receive a Definitive Note representing such Beneficial Owner’s interest in such Note and:

(i) the provisions of this Section will be in full force and effect with respect to each such Series;

(ii) the Indenture Trustee will be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Beneficial Owners;

(iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section will control with respect to each such Series;

(iv) the rights of Beneficial Owners of each such Series may be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and will be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants;

(v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants;

(vi) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes evidencing a specified percentage of the Outstanding Principal Amount, the Clearing Agency or Foreign Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

(vii) Beneficial Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Beneficial Owners, from the Indenture Trustee via the Indenture Trustee’s website at www.ctslink.com.

Section 2.14 Notices to Clearing Agency or Foreign Clearing Agency.

Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Beneficial Owners pursuant to Section 2.15, the Indenture Trustee will give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and will have no obligation to the Beneficial Owners.

Section 2.15 Definitive Notes.

If any of the following events occurs:

(i) (1) the Transferor or the Administrator advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes of a Class and (2) the Transferor or the Administrator is unable to locate and reach an agreement on satisfactory terms with a qualified successor; or

(ii) the Transferor, the Indenture Trustee or the Administrator, as applicable, at its option, elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to a Class; or

(iii) after the occurrence of a Servicer Termination Event or an Event of Default, Beneficial Owners of a majority of the Outstanding Principal Amount of a Class, advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through such Clearing Agency or Foreign Clearing Agency with respect to such Notes is no longer in the best interests of the Beneficial Owners of such Class;

then, the Indenture Trustee will, through the appropriate Clearing Agency or Foreign Clearing Agency, notify all Beneficial Owners of such Class of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of such Class. Upon surrender to the Indenture Trustee of the certificates representing the Notes of such Class, accompanied by registration instructions from the applicable Clearing Agency, the Issuer will execute and the Indenture Trustee will authenticate Definitive Notes of such Class and will recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee will be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and will be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency will be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee will recognize the registered holders of the Definitive Notes of such Class as Noteholders of such Class hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Section 2.16 [Reserved].

Section 2.17 Meetings of Noteholders.

To the extent provided by the Indenture Supplement for any Series issued in whole or in part, the Servicer or the Indenture Trustee may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer or the Indenture Trustee, as the case may be, determines, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Indenture with respect to such Series or in the Notes of such Series, subject to Article X.

Section 2.18 Uncertificated Classes.

Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes are not applicable to any uncertificated Notes, provided, however, that, except as otherwise expressly provided in the related Indenture Supplement, any such uncertificated Notes will be issued in “registered form” within the meaning of section 163(f)(1) of the Code.

Section 2.19 Tax Status.

Unless otherwise specified in this Indenture or an Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income and franchise tax purposes, (i) the Notes of each Series that are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Collateral and (ii) the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, including each Beneficial Owner, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Noteholder of such Note agrees that it will cause any beneficial owner acquiring an interest in a Note, including each Beneficial Owner, through it to comply with this Indenture as to treatment as indebtedness under applicable tax law, as described in this Section. The parties hereto agree that they will not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of this Indenture, will not file tax returns for the Issuer. The provisions of this Indenture are to be construed in furtherance of the foregoing intended tax treatment.

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01 Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the related Indenture Supplement. Unless otherwise specified in the Indenture Supplement, amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b) The Noteholders of a Series as of the Record Date in respect of a Distribution Date will be entitled to the interest accrued and payable and principal payable on such Distribution Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record as of the applicable Record Date.

Section 3.02 Maintenance of Office or Agency.

The Issuer will maintain in Minneapolis, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purpose. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03 Money for Note Payments to Be Held in Trust.

(a) As specified in Section 8.03 herein and in the related Indenture Supplement and except as otherwise provided in the related Indenture Supplement, all payments of amounts due and payable with respect to the Notes that are to be made from amounts withdrawn from the Collection Account and the Excess Funding Account will be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or the Excess Funding Account may be paid over to or at the direction of the Issuer except as provided in this Section and in the related Indenture Supplement.

(b) On or before the Distribution Dates or other dates specified in the related Indenture Supplements, the Issuer will deposit or cause to be deposited in the Series Accounts for each outstanding Series, the sums specified to be deposited therein as and when required to be deposited therein, such sums to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) will promptly notify the Indenture Trustee in writing of its action or failure so to act.

(c) Whenever the Issuer has a Paying Agent that is not the Indenture Trustee, the Issuer will, on or before the Business Day immediately preceding each Distribution Date, direct the Indenture Trustee to deposit with such Paying Agent on or before such Distribution Date, the sums specified to be deposited therein as and when required to be deposited therein, such sums to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by the Paying Agent in Eligible Investments in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section, such Paying Agent will be entitled to all of the rights and obligations of the Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

(d) The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent agrees with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent, in acting as Paying Agent, is an express agent of the Issuer and, further, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums are paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee notice of any default of which it has actual knowledge by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(e) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Section 3.04 Existence.

Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

Section 3.05 Protection of Trust.

The Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) grant more effectively all or any portion of the Collateral for the Notes;

(ii) maintain or preserve the Lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Collateral;

(v) preserve and defend title to the Collateral securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all persons and parties; or

(vi) pay all taxes or assessments levied or assessed upon all or any part of the Collateral when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section. The Issuer hereby authorizes the Indenture Trustee to file any financing statement, including financing statements describing the collateral as “all assets of the debtor” or words to similar effect; provided, however, that the Indenture Trustee shall have no obligation to make such filings and the Issuer shall have the primary obligation to do so.

Section 3.06 Opinions as to Collateral.

On the Series Issuance Date relating to any new Series of Notes, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel and subject to the usual qualifications and assumptions for such type of opinion, all necessary action has been taken to perfect the Lien of this Indenture, including with respect to the execution and filing of any UCC financing statements and continuation statements as are so necessary and reciting the details of such action or (ii) stating that, in the opinion of such counsel and subject to the usual qualifications and assumptions, no additional action is necessary to maintain the perfection of such Lien.

Section 3.07 Performance of Obligations; Servicing of Receivables.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document, the Floorplan Financing Guidelines or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer will be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Collateral, including, but not limited to, preparing (or causing to be prepared) or filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein. The Issuer may waive, amend, modify, supplement or terminate any Basic Document or any provision thereof in accordance with the terms of such Basic Document.

(d) If the Issuer has knowledge of the occurrence of a Servicer Termination Event, the Issuer will promptly notify the Indenture Trustee and each Rating Agency thereof specifying in such notice the action, if any, being taken by the Issuer or, to the knowledge of the Issuer, by the Servicer, with respect to such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it and remedy such failure.

(e) The Issuer agrees that it will not waive timely performance or observance by the Servicer, GMF, the Seller or the Transferor of their respective duties under the Basic Documents if the effect thereof would adversely affect the Holders of the Notes.

Section 3.08 Negative Covenants.

So long as any Notes are Outstanding, the Issuer will not:

(i) Sell, transfer, exchange, pledge or otherwise dispose of any part of the Collateral, except as expressly permitted by this Indenture, the Receivables Purchase Agreement, the Trust Agreement, the Transfer and Servicing Agreement or any other Basic Document;

(ii) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) incur, assume or guarantee any direct or contingent indebtedness other than indebtedness incurred pursuant to and in compliance with the Basic Documents;

(iv) permit (A) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, (B) any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) the Lien of this Indenture not to constitute a valid first priority security interest (other than with respect to Permitted Liens not required to be subordinate) in the Collateral; or

(v) voluntarily dissolve or liquidate in whole or in part.

Section 3.09 Annual Statements as to Compliance.

With respect to each fiscal year (commencing with 2013), the Issuer will deliver to the Indenture Trustee, within 120 days after the end of such fiscal year of the Issuer (by way of example, the delivery with respect to fiscal year 2013 shall be made in 2014), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such fiscal year and of performance by the Issuer under this Indenture and the Basic Documents during such fiscal year has been made under such Responsible Officer’s supervisions; and

(ii) to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the other Basic Documents throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

Section 3.10 Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture hereto, executed by such Person and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein or therein;

(ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event has occurred and is continuing;

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section, (B) all conditions precedent in this Section provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) and (C) such supplemental indenture is duly authorized, executed and delivered by such Person and is valid, binding and enforceable against such Person;

(iv) the Rating Agency Condition has been satisfied with respect to such transaction;

(v) the Issuer has received a Required Federal Income Tax Opinion dated the date of such consolidation, merger or transfer and has delivered copies thereof to the Indenture Trustee; and

(vi) any action that is necessary to maintain the Lien of this Indenture has been taken.

(b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer (A) is a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) expressly assumes, by executing a supplemental indenture and delivering it to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Issuer to be performed or observed, all as provided herein or therein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred are subject and subordinate to the rights of Holders of the Notes and the Grant under this Indenture, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) will make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event has occurred and is continuing;

(iii) the Rating Agency Condition has been satisfied with respect to such transaction;

(iv) the Issuer has received a Required Federal Income Tax Opinion and has delivered copies thereof to the Indenture Trustee;

(v) any action that is necessary to maintain the Lien of this Indenture has been taken;

(vi) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vii) the Issuer or the Person (if other than the Issuer) formed by or surviving such conveyance or transfer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

Section 3.11 Successor Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor that has theretofore become such in the manner prescribed in this Section will be released from its obligations under this Indenture immediately upon the effectiveness of such conveyance or transfer.

Section 3.12 No Other Business.

The Issuer may not engage in any business other than financing, purchasing, owning and selling and managing the Collateral in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

Section 3.13 No Borrowing.

The Issuer may not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Basic Documents and the Notes.

Section 3.14 Servicer’s Obligations.

The Issuer will cause the Servicer to comply with all of its obligations under the Basic Documents to which the Issuer is a party.

Section 3.15 Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by this Indenture, the Transfer and Servicing Agreement or any other Basic Document, the Issuer may not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.16 Capital Expenditures.

The Issuer may not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) except pursuant to the Basic Documents.

Section 3.17 Compliance with Laws. The Issuer shall comply with the requirements of all Applicable Laws, the non-compliance with which would, individually or in the aggregate, (x) materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document or (y) reasonably be expected to result in an Adverse Effect.

Section 3.18 Removal of Administrator.

So long as any Notes are outstanding, the Issuer may remove the Administrator solely in accordance with Section 8 of the Administration Agreement.

Section 3.19 Restricted Payments.

The Issuer may not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (1) distributions as contemplated by, and to the extent funds are available for such purpose under, this Indenture, any Indenture

Supplement, the Transfer and Servicing Agreement, the Trust Agreement or any other Basic Document and (2) payments to the Indenture Trustee pursuant to Section 6.07. The Issuer may not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

Section 3.20 Additional Representations of the Issuer.

The Issuer represents and warrants that as of the date hereof the following representations and warranties are true and correct (which representations and warranties shall survive the pledge of the Collateral to the Indenture Trustee pursuant to this Indenture):

(i) This Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Liens permitted by the Basic Documents), and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii) The Receivables constitute “chattel paper,” “accounts,” “instruments,” “general intangibles” or “payment intangibles” within the meaning of the UCC.

(iii) The Issuer owns and has good and marketable title to the Receivables, free and clear of any Lien, claim or encumbrance (other than Permitted Liens) of any Person.

(iv) The Issuer has caused or will have caused, within ten days of the initial Series Issuance Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables, the Related Security and other Collateral Granted to the Indenture Trustee hereunder.

(v) The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) relating to the security interest Granted to the Indenture Trustee hereunder, (ii) that has been terminated or, as to which the secured party has released its security interest with respect to collateral covering the Collateral, or (iii) that was filed with respect to Liens permitted by the Basic Documents.

(vi) The Issuer has received a written acknowledgment from the Servicer that the Servicer is holding the Floorplan Financing Agreements that create the Receivables solely on behalf of and for the benefit of the Indenture Trustee, to the extent relating to the Receivables. The Floorplan Financing Agreements that create the Receivables do not have any marks or notations indicating that the Receivables have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, other than with respect to Liens permitted by the Basic Documents, will violate the rights of the Indenture Trustee.”

Section 3.21 Notice of Events of Default.

Upon a Responsible Officer of the Issuer having actual knowledge thereof, the Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default.

Section 3.22 Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.23 Indenture Trustee’s Assignment of Interests in Certain Receivables. The Indenture Trustee, upon request of the Issuer, shall assign, without recourse, representation or warranty, to the Servicer or the Transferor, as the case may be, all of the Indenture Trustee’s right, title and interest in and to any Receivable owned by the Issuer and assigned by the Issuer to the Servicer or the Transferor, as applicable, pursuant to the Receivables Purchase Agreement or the Transfer and Servicing Agreement (in each case, to the extent so assigned and upon the receipt of any related payment, if applicable), such assignment being an assignment outright and not for security; and the Servicer or the Transferor, as applicable, shall thereupon own the interest purchased in such Receivable, free of any further obligation to the Indenture Trustee, the Noteholders or the holders of the Transferor Interest with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable owned by the Issuer on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee shall, at the Servicer’s expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the Indenture Trustee’s name, the names of the Noteholders or the name of the holders of the Transferor Interest.

Section 3.24 Income Tax Characterization.

For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat all Outstanding Notes that are owned or beneficially owned by a Person other than the Seller or its Affiliates as indebtedness and hereby instructs the Indenture Trustee and each Noteholder (or Beneficial Owner) shall be deemed, by virtue of acquisition of an interest in such Note, to have agreed, to treat the Notes as indebtedness for all applicable tax reporting purposes.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture will cease to be of further effect with respect to the Notes of any Series, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Section 3.03, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee and Paying Agent under Section 4.02 and 11.01(b) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes when:

(i) either:

(A) all Notes of such Series theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.06, and (2) Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation:

(1) have become due and payable;

(2) will become due and payable at the Final Maturity Date for such Class or Series of Notes;

(3) are to be called for redemption under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer; or

(4) have been defeased in accordance with Section 11.03 of this Indenture;

and the Issuer, in the case of (1), (2), (3) or (4) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at the Final Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii) the Issuer has delivered to the Indenture Trustee, upon written request of the Indenture Trustee, an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02 Application of Trust Money.

All monies deposited with the Indenture Trustee pursuant to Section 4.01 will be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES

Section 5.01 Early Amortization Events.

An Early Amortization Event for any Series shall be each of the events so defined in the related Indenture Supplement, as well as each of the following events:

(1) the occurrence of an Insolvency Event with respect to the Transferor or the Seller;

(2) a failure by the Transferor to transfer to the Issuer Receivables in Additional Accounts within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement; or

(3) the Issuer or the Transferor becomes subject to the requirement that it register as an investment company within the meaning of the Investment Company Act of 1940.

Upon the occurrence of an Early Amortization Event applicable to a Series, an Early Amortization Period will commence with respect to such Series and payment on the Notes of such Series will be made in accordance with the terms of the related Indenture Supplement.

Section 5.02 Events of Default.

For the purposes of this Indenture, “Event of Default” means, with respect to a Series of Notes, any of the following events:

(1) the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for such Series;

(2) the Issuer fails to pay interest on such Notes when it becomes due and payable and the default continues, or is not cured, for a period of five Business Days;

(3) the occurrence of an Insolvency Event with respect to the Issuer; or

(4) the Issuer fails to observe or perform in any material respect covenants or agreements made in the Indenture, which failure materially and adversely affects the interests of the Noteholders of such Series, and the failure continues, or is not cured, for 60 days after notice to the Issuer and the Transferor by the Indenture Trustee or to the Issuer, the Transferor and the Indenture Trustee by Noteholders of Notes evidencing a majority of the Outstanding Principal Amount of such Series, which notice shall specify such failure and state that such notice is a “Notice of Default” under the Indenture;

(5) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure to be correct materially and adversely affects the interests of the Noteholders of such Series, and such default shall continue or not be cured for a period of 60 days after notice to the Issuer and the Transferor by the Indenture Trustee or to the Issuer, the Transferor and the Indenture Trustee by the Holders of Notes evidencing a majority of the Outstanding Principal Amount of the Notes of such Series, which notice shall specify such default and require it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

(6) any other “Event of Default” with respect to such Series of Notes described in the related Indenture Supplement.

Section 5.03 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in clause (1), (2), (4), (5) or (6) of the definition thereof occurs and is continuing with respect to a Series of Notes, then the Indenture Trustee, or the Holders of more than 50% of the Outstanding Principal Amount of each Class of such Series, may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if declared by Noteholders). If an Event of Default described in clause (3) of the definition thereof occurs and is continuing, all unpaid principal of, and accrued and unpaid interest on, the Notes shall automatically be immediately due and payable. Upon any such declaration, the Revolving Period (or, if applicable, any other period of principal payment or accumulation other than an Early Amortization Period) with respect to such Series will terminate, an Early Amortization Period with respect to such Series will commence and the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

(b) At any time after such declaration of acceleration of maturity has been made pursuant to Section 5.03(a) with respect to a Series, and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of more than 50% of the Outstanding Principal Amount of each Class of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all Notes of such Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, advances and indemnities of the Indenture Trustee and the Owner Trustee and their agents and counsel; and

(C) all other outstanding fees and expenses of the Issuer; and

(ii) all Events of Default with respect to such Series, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.04 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five Business Days following the date on which such interest became due and payable or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable on its Final Maturity Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest is legally enforceable, interest upon overdue installments of interest, at the applicable Note Interest Rate borne by the Notes of such Series, and in addition thereto will pay such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) If the Issuer fails forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.05, in its discretion, and shall, at the direction of the Majority Noteholders of the affected Series, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as the Indenture Trustee or such Majority Noteholders may deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) If there are pending, relative to the Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or similar official has been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of such Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes is then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee has made any demand pursuant to the provisions of this Section, will be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders of such Series allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

(iv) to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidation, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, if the Indenture Trustee consents to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as are sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

(e) Nothing herein contained may be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, will be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be deemed to represent all the Holders of the Notes of the affected Series, and it will not be necessary to make any such Noteholder a party to any such Proceedings.

Section 5.05 Remedies; Priorities.

(a) If an Event of Default with respect to a Series of Notes has occurred and is continuing, then the Indenture Trustee may, and at the direction of the Majority Noteholders of such Series, shall:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of such Series;

(iii) institute foreclosure Proceedings from time to time with respect to the portion of the Collateral allocable to such Series of Notes on the basis of the Floating Allocation Percentage for such Series by causing the Issuer to sell such portion of the Collateral ((A) including their related interest components and (B) excluding amounts held in the Collection Account, the Excess Funding Account, any Accumulation Account or any other Series Account for such Series, or any other Series, which amounts will be applied in accordance with Section 5.05(b) and the related Indenture Supplement) to a Permitted Assignee in accordance with Section 5.16, but only if the Indenture Trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such Notes in full; provided, that the Indenture Trustee will not cause the Issuer to sell Collateral the proceeds of which, when applied in accordance with Section 5.05(b), would exceed the amount necessary to pay in full the Outstanding Principal Amount of the Notes of such Series plus all accrued and unpaid interest thereon at the time of such sale; and

(iv) shall at the written direction of the Holders of at least 66 2/3% of the Outstanding Principal Amount of each Class of such Series (excluding any Notes of such Series held by the Transferor or one of its Affiliates), institute foreclosure Proceedings from time to time with respect to the portion of the Collateral allocable to such Series of Notes on the basis of the Floating Allocation Percentage of such Series, regardless of the sufficiency of the proceeds thereof, by causing the Issuer to sell such portion of the Collateral ((A) including their related interest components and (B) excluding amounts held in the Collection Account, the Excess Funding Account, any Accumulation Account or any other Series Account for such Series, or any other Series, which amounts will be applied in accordance with Section 5.05(b) and the related Indenture Supplement) to a Permitted Assignee in accordance with Section 5.16; provided, that the Indenture Trustee will not cause the Issuer to sell such Collateral to the extent the proceeds, when applied in accordance with Section 5.05(b), would exceed the amount necessary to pay in full the Outstanding Principal Amount of the Notes of such Series plus all accrued and unpaid interest at the time of such sale (each of the actions described in this clause (iv) and clause (iii) above, being a “Foreclosure Remedy”).

In determining such sufficiency or insufficiency with respect to clauses (iii) and (iv) above, the Indenture Trustee may, but need not, obtain and rely without liability upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral or available portions thereof for such purpose.

(b) Any money or property collected by the Indenture Trustee pursuant to this Article V following the acceleration of the maturities of the Notes of a Series pursuant to Section 5.03 (so long as such declaration has not been rescinded or annulled) will be treated as Collections and distributed, first, pro rata based on amounts due, to the Indenture Trustee and the Owner Trustee for fees, expenses and indemnities due and owing under Section 6.07 hereof and Article VII of the Trust Agreement, as applicable, and second, together with any amounts then held for such Series in the Collection Account, its Accumulation Account, the Excess Funding Account or any other Series Accounts for such Series, as payments to the Holders of the Notes of such Series in accordance with the terms of this Indenture and the related Indenture Supplement. Following the sale of the Collateral (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held for such Series in the Collection Account, its Accumulation Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series, such Series will no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture and the Notes of such Series will no longer be Outstanding.

(c) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section. At least fifteen days before such record date, the Indenture Trustee will provide notice by mail, private overnight courier service or facsimile transmission to each such Noteholder, which notice will state the record date, the payment date and the amount to be paid.

Section 5.06 Optional Preservation of Collateral.

If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received written direction from the Noteholders pursuant to Section 5.05 or Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of all or any portion of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee will take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of all or any portion of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral or retained portion thereof for such purpose.

Section 5.07 Limitation on Suits.

No Noteholder will have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) the Holders of at least 25% of the Outstanding Principal Amount of each affected Series have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

(ii) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(iii) such Noteholder or Noteholders has offered to the Indenture Trustee indemnity reasonably satisfactory against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Principal Amount of such affected Series;

it being understood and intended that no one or more Noteholders of any affected Series has any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders of such Series.

If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of such affected Series, each holding less than a majority of the Outstanding Principal Amount of such Series, the Indenture Trustee may petition a court of competent jurisdiction to provide direction, notwithstanding any other provisions of this Indenture.

Section 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, each Noteholder has the absolute and unconditional right to receive payment of the principal of and interest in respect of such Note as such principal and interest become due and payable and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Noteholder; provided, however, notwithstanding any other provision in this Indenture to the contrary, the obligation to pay principal and interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Transferor, the Seller, the Indenture Trustee, the Owner Trustee or any Affiliate, officer, employee or director of any of them and the obligation to pay principal or interest on the Notes or any amount payable to any Noteholder will be subject to Article VIII and the allocation and payment provisions of the related Indenture Supplement.

Section 5.09 Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege is, to the extent permitted by law, cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy will not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default will impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12 Rights of Noteholders to Direct Indenture Trustee.

Holders of a majority of the Outstanding Principal Amount of any affected Series have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Indenture Trustee under this Indenture or the Basic Documents or with respect to the Notes of such Series; provided, however, that subject to Section 6.01:

(i) the Indenture Trustee has the right to decline any such written direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

(ii) the Indenture Trustee has the right to decline any such direction if the Indenture Trustee determines in good faith, by a Trustee Officer, that the proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

Section 5.13 Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in Section 5.02, Holders of a majority of the Outstanding Principal Amount of such Series may, on behalf of all Noteholders of such Series, waive in writing any past default with respect to such Notes and its consequences, except a default:

(i) in the payment of the principal or interest in respect of any Note of such Series, or

(ii) in respect of a covenant or provision hereof that under Section 10.02 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

Upon any such written waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08), holding in the aggregate more than 10% of the Outstanding Principal Amount of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Distribution Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Sale of Collateral.

(a) The method, manner, time, place and terms of any sale of Receivables (or interests therein) pursuant to Section 5.05(a) must be commercially reasonable. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale; provided, however, that the Indenture Trustee shall be entitled to payment of any fees, expenses and indemnities due and owing to it from the proceeds of any sale, which amounts shall be paid pursuant to Section 5.05(b).

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(iii) and (iv). No purchaser or transferee at any such sale is required to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of a Foreclosure Remedy in respect of a Series of Notes pursuant to Section 5.05(a), the Indenture Trustee (or any agent appointed by it pursuant to Section 6.03(f)) will solicit bids from Permitted Assignees for the sale of the portion of Collateral allocable to such Series of Notes on the basis of its Floating Allocation Percentage ((A) including their related interest components and (B) excluding amounts held in the Collection Account, the Excess Funding Account, any Accumulation Account or any other Series Account for such Series, or any other Series, which amounts will be applied in accordance with Section 5.05(b) and the related Indenture Supplement); provided, that the Indenture Trustee will not cause the Issuer to sell such Collateral to the extent the proceeds, when applied in accordance with Section 5.05(b), would exceed the amount necessary to pay in full the Outstanding Principal Amount of the Notes of such Series plus all accrued and unpaid interest at the time of such sale. The Transferor or any of its Affiliates who are Permitted Assignees will be entitled to participate in, and to receive from the Indenture Trustee a copy of each other bid submitted in connection with, such bidding process; provided further that (i) at least one participant other than the

Transferor and any of its Affiliates must submit a bona fide offer and (ii) the Transferor and any of its Affiliates are prohibited from bidding an amount which exceeds fair value of such Collateral. The Indenture Trustee must sell such Collateral (together with their related interest components) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b).

Section 5.17 Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee must be applied as specified in the applicable Indenture Supplement.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01 Duties of Indenture Trustee.

(a) If an Event of Default with respect to a Series has occurred and is continuing and a Trustee Officer has actual knowledge or written notice of such Event of Default, the Indenture Trustee will, prior to the receipt of written directions, if any, from the Holders of a majority of the Outstanding Principal Amount of such Series or as otherwise provided herein in the case of certain directions, exercise the rights and powers vested in it by this Indenture and the Basic Documents to which it is a party and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default or an Early Amortization Event:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Basic Documents to which it is a party, and no implied covenants or obligations are to be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith, negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, will examine them to determine whether they substantially conform to the requirements of this Indenture or such Indenture Supplement.

(c) In case an Early Amortization Event with respect to a Series has occurred and is continuing and a Trustee Officer has actual knowledge or written notice of such Early Amortization Event, the Indenture Trustee will, prior to the receipt of directions, if any, from the Holders of a majority of the Outstanding Principal Amount of such Series, exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(d) No provision of this Indenture is to be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) this subsection is not to be construed to limit the effect of subsection (b) of this Section;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by a Trustee Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and/or the direction of the Holders of a majority of the Outstanding Principal Amount of each Series affected thereby or entitled to vote or give approvals with respect thereto relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

(iv) the Indenture Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Servicer, the Transferor or the Issuer.

(e) No provision of this Indenture requires the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c) and (d) of this Section.

(g) Except as expressly provided in this Indenture and the other Basic Documents, the Indenture Trustee has no power to vary the Collateral, including by (i) accepting any substitute payment obligation for a Receivable transferred to the Issuer under the Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Collateral or (iii) withdrawing any Receivable from the Collateral.

(h) The Indenture Trustee has no responsibility or liability for investment losses on Eligible Investments.

(i) The Indenture Trustee will hold directly, or through a custodian, any “instruments” within the meaning of any applicable enactment of the UCC.

Section 6.02 Notice of Early Amortization Event, Event of Default or Servicer Termination Event.

Upon the occurrence of any Early Amortization Event, Event of Default or Servicer Termination Event of which a Trustee Officer has actual knowledge or has received written notice thereof, the Indenture Trustee will give notice to all Noteholders of each affected Series, as their names and addresses appear on the Note Register and the Rating Agencies, of such Early Amortization Event, Event of Default or Servicer Termination Event known to the Indenture Trustee within 60 days after it occurs or within ten Business Days after the Indenture Trustee receives such written notice or obtains actual notice, if later. For all purposes under this Indenture, the Indenture Trustee will not be deemed to have notice or knowledge of any Event of Default, Early Amortization Event or Servicer Termination Event unless a Trustee Officer assigned to and working in the Corporate Trust Office of the Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee’s responsibility and liability hereunder, any reference to an Event of Default, Early Amortization Event or Servicer Termination Event is to be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this Section.

Section 6.03 Rights of Indenture Trustee.

Except as otherwise provided in Section 6.01:

(a) the Indenture Trustee may conclusively rely and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Issuer;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee is not required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee is not responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care; and

(g) if the Indenture Trustee is also acting as Paying Agent, Transfer Agent and Registrar and Securities Intermediary, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI will also be afforded to such Paying Agent, Transfer Agent and Registrar and Securities Intermediary.

Section 6.04 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, will be deemed to be the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture, the Notes, or any related document. The Indenture Trustee is not accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.05 May Hold Notes.

The Indenture Trustee, any Paying Agent, Transfer Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.11 and 6.12, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent.

Section 6.06 Money Held in Trust.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee will have no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

Section 6.07 Compensation, Reimbursement and Indemnification.

(a) The Issuer agrees:

(i) to pay or cause the Servicer to pay the Indenture Trustee compensation for all services rendered by it under this Indenture and the Indenture Supplements, which compensation shall be agreed upon in writing and will not be limited by any provision of law regarding the compensation of a trustee of an express trust;

(ii) except as otherwise expressly provided in this Indenture, to reimburse or cause the Servicer to reimburse the Indenture Trustee on its request for all reasonable expenses, disbursements, and advances incurred or made by the Indenture Trustee pursuant to this Indenture and the Indenture Supplements, and including all costs and expenses incurred by the Indenture Trustee exercising any remedies under this Indenture and the reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement, or advance to the extent attributable to its willful misconduct, negligence or bad faith; and

(iii) to indemnify the Indenture Trustee, its officers, directors, employees, and agents against any loss, liability, expense, damage, or injury suffered or sustained without willful misconduct, negligence or bad faith on its part, arising in connection with the acceptance or administration of this trust under this Indenture and in connection with the Basic Documents, including the costs and expenses of defending itself against any claim or liability from the exercise or performance of any of its powers or duties under this Indenture.

(b) The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section will survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of any Event of Default, the expenses are intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency or similar law.

Section 6.08 Replacement of Indenture Trustee.

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 30 days’ written notice to the Issuer. The Holders of a majority of the Outstanding Principal Amount of all Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Servicer must, by giving 30 days written notice, remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver of the Indenture Trustee or of its property is appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Indenture Trustee otherwise becomes legally unable to act.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator must promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee will deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and to the Administrator. Thereupon the resignation or removal of the retiring Indenture Trustee will become effective, and the successor Indenture Trustee will have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee will notify the Noteholders in writing of its succession. The retiring Indenture Trustee must promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11 and the Servicer fails promptly to take action to find a replacement Indenture Trustee, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 will continue for the benefit of the retiring Indenture Trustee.

Section 6.09 Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act will be the successor Indenture Trustee; provided, that such corporation or banking association is otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide notice to each Rating Agency promptly after any such consolidation or merger in accordance with this Section.

If, at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes have not been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates will have the full force and effect as provided in the Notes or in this Indenture with respect to certificates of authentication of the Indenture Trustee.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time upon written notice thereof to the Noteholders, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee has the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder is required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee is required under Section 6.08.

(b) Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction where any particular act or acts are to be performed and the Indenture Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no co-trustee or separate trustee hereunder will be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee must refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument must be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification.

The Indenture Trustee must at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term debt rating of BBB, or an equivalent rating, or better by the Rating Agencies. If this Indenture is qualified under the TIA and any outstanding Series of Notes is registered under the Securities Act, the Indenture Trustee must comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that any indenture or indentures under which other securities of the Issuer are outstanding will be excluded from the operation of TIA Section 310(b)(1) if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against.

If any outstanding Series of Notes is registered under the Securities Act and this Indenture is qualified under the TIA, the Indenture Trustee must comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b); provided that an Indenture Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated.

Section 6.13 Tax Returns.

If the Issuer is required to file tax returns, the Servicer will prepare or cause to be prepared such tax returns and will provide such tax returns to the Issuer for signature by a Responsible Officer of the Issuer, which may be the Administrator, at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Indenture Supplement, will also prepare or cause to be prepared all tax information required by law to be distributed to Noteholders and will deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee and the Owner Trustee, upon written request, will furnish the Servicer with all such information known to a Trustee Officer of the Indenture Trustee or a Responsible Officer of the Owner Trustee, respectively, as may be reasonably required in connection with the preparation of all tax returns of the Issuer. In no event will the Indenture Trustee or the Owner Trustee be liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including United States federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 6.14 Representations and Covenants of Indenture Trustee.

The Indenture Trustee represents, warrants and covenants that:

(i) Due Organization. The Indenture Trustee is a national banking association and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(ii) Corporate Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and the other Basic Documents to which it is a party and to perform all of its duties as Indenture Trustee hereunder and thereunder.

(iii) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Basic Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Basic Documents.

(iv) Valid and Binding Indenture. The Indenture Trustee has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(v) No Conflicts. The execution and delivery by the Indenture Trustee of each Basic Document to which it is a party and the performance by the Indenture Trustee of its obligations thereunder, in its capacity as Indenture Trustee or otherwise, do not conflict with or result in any violation of (i) any law or regulation of the United States of America governing the banking or trust powers of the Indenture Trustee or (ii) the articles of incorporation and by-laws of the Indenture Trustee.

(vi) No Actions. To the best of the Indenture Trustee’s knowledge, there are no actions, proceedings or investigations known to the Indenture Trustee, either pending or threatened in writing, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee, in its capacity as Indenture Trustee or otherwise, of any Basic Document.

Section 6.15 The Securities Intermediary.

(a) Wells Fargo Bank, National Association, is appointed as the initial Securities Intermediary hereunder and Wells Fargo Bank, National Association accepts such appointment.

(b) Wells Fargo Bank, National Association, represents and warrants that it is as of the initial Series Issuance Date and will be for so long as it is the Securities Intermediary hereunder a corporation that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. Wells Fargo Bank, National Association agrees with the parties hereto that, as of the initial Series Issuance Date and for so long as it is the Securities Intermediary hereunder, each of the Collection Account, Excess Funding Account and each Series Account will be an account to which financial assets may be credited. Wells Fargo Bank, National Association undertakes that for so long as it is the Securities Intermediary it will treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets, and to exercise the ordinary rights of an entitlement holder, in the fashion contemplated by the UCC. Wells Fargo Bank, National Association agrees with the parties hereto that for so long as it is the Securities Intermediary hereunder each item of property credited to the Collection Account, the Excess Funding Account and each Series Account will be treated as a “financial asset” within the meaning of the UCC. Wells Fargo Bank, National Association acknowledges that as a result of Section 12.12, the “securities intermediary’s jurisdiction” as defined in the UCC of Wells Fargo Bank, National Association, with respect to the Collateral, is the State of New York. Wells Fargo Bank, National Association covenants that so long as it is the Securities Intermediary hereunder it will not take any action inconsistent with the provisions of this Indenture applicable to it. Wells Fargo Bank, National Association agrees that as long as it is the Securities Intermediary hereunder no item of property credited to the Collection Account, the Excess Funding Account or a Series Account will be subject to any security interest, Lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(c) It is the intent of the Indenture Trustee and the Issuer that each of the Collection Account, Excess Funding Account and each Series Account will be a securities account of the Indenture Trustee and not an account of the Issuer. If despite such intent, the Collection Account, the Excess Funding Account or a Series Account is determined to be an account of the Issuer, then (i) the Securities Intermediary agrees to comply with entitlement orders with respect thereto originated by the Indenture Trustee without further consent by the Issuer or any Person, and (ii) Wells Fargo Bank, National Association, as initial Securities Intermediary, agrees that for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders with respect thereto originated by the Indenture Trustee without further consent by the Issuer or any Person.

Section 6.16 Annual Reports to Holders.

The Indenture Trustee shall deliver or cause the Paying Agent to deliver annually to each Noteholder of record such information as may be required by the Code or other Applicable Law to enable such holder to prepare its federal and state income tax returns.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of such Record Date and (ii) at such other times, as the Indenture Trustee may request in writing, within ten days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days before the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Transfer Agent and Registrar, the Indenture Trustee will furnish to the Issuer such list in the same manner prescribed in clause (ii) above.

Section 7.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Transfer Agent and Registrar will have the protection of TIA Section 312(c).

Section 7.03 Reports by Issuer.

(a) So long as this Indenture is then qualified under the TIA and an outstanding Series of Notes has been registered under the Securities Act, the Issuer must:

(i) supply to the Indenture Trustee and file or cause to be filed with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(ii) supply to the Indenture Trustee (and the Indenture Trustee will transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) and as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer will end on December 31 of each year.

Section 7.04 Reports by Indenture Trustee.

So long as this Indenture is then qualified under the TIA and an outstanding Series of Notes has been registered under the Securities Act, as required by TIA Section 313(a), within 120 days after the end of each fiscal year of the Issuer (commencing in 2014), the Indenture Trustee will mail to each Noteholder of a Series of Notes registered under the Securities Act as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a) as to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuer to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee also must comply with TIA Section 313(b). At the time the report is mailed to Noteholders, the Indenture Trustee must file a copy with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer must notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

Section 7.05 Notice by Publication.

In addition to notices required to be given in any other manner hereunder, all notices required to be given to the Noteholders will be effected by publication at least once, if any Notes are listed on a stock exchange and the rules of such stock exchange so require, in a publication meeting the requirements of such stock exchange.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01 Collection of Money.

Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee will hold all such money and property received by it in trust for the Noteholders and apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Basic Document, the Indenture Trustee may, and upon the request of the Holders of a majority of the Outstanding Principal Amount of all Series will, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action will be without prejudice to any right to claim an Early Amortization Event or a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

Section 8.02 Rights of Noteholders.

The Notes represent obligations of the Issuer secured by the Collateral, which, with respect to each Series, will consist of Noteholders’ Collateral, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class will not be secured by any interest in any Series Account pledged for the benefit of the Noteholders of any other Series or Class. The “Transferor Interest” represents the ownership interest in the Collateral not allocated pursuant to this Indenture or any Indenture Supplement to the Noteholders’ Collateral, including the right to receive Collections of the Receivables at the times and in the amounts specified in this Indenture or in any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Interest; provided, however, that the Transferor Interest will represent an interest in the Collection Account, the Excess Funding Account, any Series Account, subject to the Lien of, and only as expressly provided in, this Indenture or any Indenture Supplement.

Section 8.03 Establishment of Collection Account, Excess Funding Account and Accumulation Account.

(a) For the benefit of all Noteholders, the Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, for the benefit of all Noteholders, the Collection Account, which shall bear a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders. The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. The Collection Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Collection Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it will be the “Collection Account.” Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement and hereunder, as applicable.

Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 6.01 of the Transfer and Servicing Agreement or Section 11.03 hereof) will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Collection Account maintained by the Indenture Trustee with the Securities Intermediary. Investments of funds representing Collections collected during any Collection Period will be invested at the written direction of the Servicer (which may be in the form of a standing direction) in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Business Day next preceding the Distribution Date occurring in the following Collection Period. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account will be treated as Interest Collections with respect to the last day of the related Collection Period except as otherwise specified in the related Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.03(a) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture, any Indenture Supplement or the Transfer and Servicing Agreement.

(b) For the benefit of all Noteholders, the Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, for the benefit of all Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Excess Funding Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlement, documents, certificates of deposit and other property from time to time on deposit in or credited to the Excess Funding Account and in all interest, proceeds, earnings, income and revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. The Excess Funding Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Excess Funding Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. If, at any time, the Excess Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Issuer shall have given at least ten days’ notice to each Rating Agency), will establish a new Excess Funding Account meeting the conditions specified above, transfer any monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property to such new Excess Funding Account and from the date such new Excess Funding Account is established, it will be the “Excess Funding Account.” Upon deposit of funds into the Excess Funding Account, the Servicer will provide written notice of the allocation of any funds deposited to the Excess Funding Account.

Funds on deposit in the Excess Funding Account will, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee will cause each

Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Excess Funding Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Excess Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Business Day next preceding the Distribution Date occurring in the following Collection Period. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account will be treated as Interest Collections with respect to the last day of the related Collection Period except as otherwise specified in the related Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.03(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture, any Indenture Supplement or the Transfer and Servicing Agreement.

During the Accumulation Period for any Series, if any, funds on deposit in the Excess Funding Account will be made available for deposit into the Accumulation Account for such Series when and to the extent specified in the related Indenture Supplement. During the Controlled Amortization Period for any Series, if any, funds on deposit in the Excess Funding Account will be made available for deposit into the Collection Account for such Series when and to the extent specified in the related Indenture Supplement. If an Early Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Excess Funding Account will be allocated and distributed in accordance with Section 8.04 and the terms of the related Indenture Supplements.

(c) If so specified in the related Indenture Supplement, the Issuer may direct the Indenture Trustee to establish and maintain in the name of the Indenture Trustee supplemental accounts for any Series or Class of Notes for the benefit of the related Noteholders. For each Series of Notes that has an Accumulation Period, the Issuer will establish and the Indenture Trustee will maintain and hold a separate account, an “Accumulation Account,” to which money or instruments deposited in the Collection Account will be credited pending payment thereof to the related Noteholders on the applicable Expected Final Distribution Dates or on the Distribution Date or Distribution Dates following the commencement of an Early Amortization Period or Controlled Amortization Period with respect to such Series.

Section 8.04 Collections and Allocations.

(a) The Servicer will apply or will instruct the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement.

(b) Except as otherwise provided in this Section 8.04 (including Section 8.04(f) with respect to Collections allocable to the holders of the Transferor Interest) and except as otherwise provided in the Indenture Supplement for a Series, the Servicer will deposit Collections received into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture or the Transfer and Servicing Agreement to the contrary, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on the second Business Day preceding the Distribution Date following the Collection Period with respect to which such deposit relates, for so long as GMF or one of its subsidiaries is the Servicer, no Servicer Termination Event has occurred and is continuing and one of the following conditions is satisfied:

(i) GMF’s short-term unsecured debt obligations are rated at least (x) “P-1” by Moody’s and (y) “A-1” by Standard & Poor’s; or

(ii) the Rating Agency Condition is satisfied with respect thereto.

(c) Amounts on deposit in the Excess Funding Account will be allocated and paid to the Noteholders entitled thereto in accordance with this Article VIII and each Indenture Supplement. Amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series. Allocations of the foregoing amounts between the Noteholders and the Transferor Interest, among the Series and among the Classes in any Series, will be set forth in the related Indenture Supplement or Indenture Supplements.

(d) The Servicer shall deposit Collections received into the Collection Account only to the extent that such amounts are required for deposit or distribution to, or allocated or required to be allocated to the Noteholders or other parties, pursuant to this Indenture or the related Indenture Supplement. If on any day the amounts on deposit in the Collection Account exceed the amount required for deposit or distribution pursuant to this Indenture and the Indenture Supplements, the Servicer may withdraw this excess amount. Subject to this Section 8.04, the Servicer may retain its Servicing Fee with respect to any Series and is not required to deposit the Servicing Fee into the Collection Account.

(e) On each Date of Processing during each Collection Period, the Servicer will allocate to each Series of Notes:

(i) Interest Collections, in an amount equal to the product of (x) the Floating Allocation Percentage for such Series for such day and (y) the Interest Collections processed on such date;

(ii) Principal Collections, in an amount equal to the product of (x) the Principal Allocation Percentage for such Series for such day and (y) the Principal Collections processed on such date; and

(iii) Defaulted Amounts, in an amount equal to the product of (x) the Floating Allocation Percentage for such Series for such day and (y) the Defaulted Amounts processed on such date.

Once allocated to a particular Series, such allocated Interest Collections, Principal Collections and Defaulted Amounts will be applied in accordance with the related Indenture Supplement.

(f) Prior to the close of business, on each Date of Processing during a Collection Period, the Servicer will allocate to the Transferor Interest in accordance with the Trust Agreement the following amounts:

(i) Interest Collections, in an amount equal to the product of (x) the applicable Transferor Percentage on such day and (y) the Interest Collections processed on such date;

(ii) Principal Collections, in an amount equal to the product of (x) the applicable Transferor Percentage on such day and (y) the Principal Collections processed on such date; and

(iii) Defaulted Amounts, in an amount equal to the product of (x) the applicable Transferor Percentage on such day and (y) the Default Amounts for such date;

In the case of clauses (i) and (ii) above, the Servicer will distribute the related amounts to the Certificateholder on the related Date of Processing; provided, that if on any such Date of Processing the Adjusted Pool Balance is not equal to or greater than the Required Participation Amount, then, first, Interest Collections, up to all Interest Collections allocated to the Transferor Interest pursuant to clause (i) above on such Date of Processing, and then, second, Principal Collections, up to all Principal Collections allocated to the Transferor Interest pursuant to clause (ii) above on such Date of Processing, will be deposited into the Excess Funding Account to the extent necessary to cause the Adjusted Pool Balance to equal the Required Participation Amount.

Section 8.05 Sharing Groups.

If so specified in the related Indenture Supplement, any Series may be grouped into an Excess Interest Sharing Group or an Excess Principal Sharing Group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a Series in an Excess Interest Sharing Group or Excess Principal Sharing Group, respectively, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other Series that are included in such Sharing Group.

(a) Excess Interest Sharing Groups. On each Distribution Date, (i) the Servicer will allocate Shared Excess Interest Amounts to each Series experiencing an Interest Shortfall with respect to such Distribution Date in a particular Excess Interest Sharing Group, pro rata, in proportion to the Interest Shortfalls, if any, with respect to each such Series and (ii) the Servicer will withdraw from the Collection Account and distribute to the Certificateholder in accordance with the Trust Agreement an amount equal to the excess, if any, of (1) the aggregate Shared Excess Interest Amounts as defined in the related Indenture Supplements for all such Series for such Distribution Date over (2) the aggregate Interest Shortfalls as defined in the related Indenture Supplements for all such Series for such Distribution Date, provided, however, that if the Adjusted Pool Balance as of such Distribution Date is less than the Required Participation Amount, the Servicer will not make such distributions to the Certificateholder but will deposit such funds into the Excess Funding Account to the extent necessary to cause the Adjusted Pool Balance to equal the Required Participation Amount.

(b) Excess Principal Sharing Groups. On each Distribution Date, (i) the Servicer will allocate Shared Excess Principal Amounts to each Series experiencing a Principal Shortfall with respect to such Distribution Date in a particular Principal Sharing Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer will withdraw from the Collection Account and distribute to the Certificateholder an amount equal to the excess, if any, of (1) the aggregate Shared Excess Principal Amounts as defined in the related Indenture Supplements for all such Series for such Distribution Date over (2) the aggregate Principal Shortfalls as defined in the related Indenture Supplements for all such Series for such Distribution Date; provided, however, that if the Adjusted Pool Balance as of such Distribution Date is less than the Required Participation Amount after giving effect to deposits made pursuant to Section 8.05(a), if any, the Servicer will not make such distributions to the Certificateholder but will deposit such funds into the Excess Funding Account to the extent necessary to cause the Adjusted Pool Balance to equal the Required Participation Amount.

Section 8.06 Release of Collateral; Eligible Loan Documents.

(a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture or any Indenture Supplement must, execute instruments to release property from the Lien of this Indenture or any Indenture Supplement, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture or such Indenture Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII is required to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) In order to facilitate the servicing of the Receivables by the Servicer and as provided in the Transfer and Servicing Agreement with respect to a reassignment of Receivables, the Indenture Trustee, by written direction of a Trustee Officer, will authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee will execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

(c) The Indenture Trustee will, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02). The Indenture Trustee will release property from the Lien of this Indenture pursuant to this Section 8.06(c) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate, an Opinion of Counsel and (if this Indenture is then qualified under the TIA and any such Independent Certificate is required by the TIA) Independent Certificates in accordance with TIA sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 12.01.

(d) Notwithstanding anything to the contrary in this Indenture or the other Basic Documents, immediately prior to the release of any portion of the Collateral or any funds on deposit in the Series Accounts pursuant to this Indenture or any Indenture Supplement, the Indenture Trustee must remit to the holders of the Transferor Interest for their own account any funds that, upon such release, would otherwise be remitted to the Issuer.

ARTICLE IX

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 9.01 Distributions and Reports to Noteholders.

Distributions must be made to, and reports provided to, Noteholders as set forth in the related Indenture Supplement. The identity of the Noteholders with respect to distributions and reports will be determined as of the Record Date immediately preceding the related Distribution Date.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with Section 3.11, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Note;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as may be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as may be necessary, as evidenced by an Opinion of Counsel, to effect the qualification of this Indenture under the TIA or under any similar United States federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; and

(viii) to provide for the termination of any credit enhancement in accordance with the provisions of the related Indenture Supplement.

provided, however, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, without the consent of the Holders of any Notes in order (A) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or (B) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture, so long as, in the case of both clause (A) and clause (B), the Transferor has delivered to the Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that the Transferor reasonably believes that such action will not have an Adverse Effect.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture upon (i) ten days’ prior notice to each Rating Agency, (ii) receipt of an Officer’s Certificate of the Transferor to the effect that, in the Transferor’s reasonable belief, the proposed amendment will not have an Adverse Effect, and (iii) receipt of a Required Federal Income Tax Opinion regarding such amendment; provided, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Note affected thereby, effect any such addition, change, elimination or modification set forth in any of clauses (i) through (vii) in the proviso to Section 10.02.

Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding, enter into one or more indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the proposed indenture supplements meet the requirements set forth in this paragraph, (ii) the Rating Agency Condition has been satisfied (if such amendment is material) and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

(c) Subject to the conditions specified in Section 2.12, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee (as evidenced by its execution thereof), without the consent of the Holders of any Notes, to provide for the issuance of one or more Series of Notes in accordance with Section 2.12.

Section 10.02 Supplemental Indentures with Consent of Noteholders.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of a majority of the Outstanding Principal Amount of each adversely affected Series and with prior notice to each Rating Agency, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iii) reduce the percentage of the Outstanding Principal Amount of any Series outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding” or the term “Majority Noteholders”;

(v) reduce the percentage of the Outstanding Principal Amount, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

(vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affect thereby;

(vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(viii) except as otherwise permitted or contemplated herein or in any other Basic Document, permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral for any Notes or terminate the Lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination will be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee will not be liable for any such determination made in good faith.

The substance of any proposed supplemental indenture made pursuant to this Section must be approved by the Act of the applicable Noteholders, but the particular form of such supplemental indenture need not be.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee, at the expense of the Issuer, will send a copy of the supplemental indenture to the Holders of the Notes to which such amendment or supplemental indenture relates. Any failure of the Indenture Trustee to send a copy of such supplemental indenture will not, however, in any way impair or affect the validity of any such supplemental indenture.

Any supplemental indenture that affects the rights, duties, immunities or liabilities of the Owner Trustee shall require the Owner Trustee’s written consent.

Section 10.03 Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, the Indenture Trustee is entitled to receive, and subject to Sections 6.01 and 6.02, is fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 10.04 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article X, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

Section 10.05 Conformity with Trust Indenture Act.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article X must conform to the requirements of the TIA as then in effect so long as this Indenture is then qualified under the TIA and such amendment or supplemental indenture affects a Series of Notes that have been registered under the Securities Act.

Section 10.06 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Indenture Trustee must, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the outstanding Notes.

ARTICLE XI

FINAL DISTRIBUTION; DEFEASANCE

Section 11.01 Final Distribution.

(a) The Servicer will give the Indenture Trustee at least 30 days’ prior written notice of the Distribution Date on which the Noteholders of any Series or Class may surrender their Notes for final payment and cancellation of such Notes. Not less than 15 nor more than 30 days prior to the date on which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee will provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee will give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account that have been allocated for final distribution to the Noteholders of a Series or Class will continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee will pay such funds to such Noteholders upon surrender of their Notes (if their Notes are certificated). In the event that all such Noteholders do not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee will give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. The Indenture Trustee and the Paying Agent will pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Noteholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 11.02 Distribution Upon Discharge.

Upon the satisfaction and discharge of this Indenture pursuant to Section 4.01, the Indenture Trustee will, following the distribution of amounts to which the Noteholders are entitled, at the request of the Transferor, assign and convey to the holders of the Transferor Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all monies then held in the Collection Account, the Excess Funding Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.01(b). The Indenture Trustee will execute and deliver such instruments of transfer and assignment, in each case without recourse, as may be reasonably requested by the Transferor to vest in the Holders of the Transferor Interest or any of their designees all right, title and interest that the Issuer had in the Collateral.

Section 11.03 Defeasance.

Notwithstanding anything to the contrary in this Indenture, unless otherwise specified in any Indenture Supplement:

(a) The Issuer may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (each, a “Defeased Series”) on the date the applicable conditions set forth in Section 11.03(c) are satisfied (a “Defeasance”); provided, however, that the following rights, obligations, powers, duties and immunities will survive with respect to each Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Notes of the Defeased Series to receive, solely from the trust funds provided for in Section 11.03(c), payments in respect of interest on and principal of such Notes when such payments are due; (ii) the Issuer’s obligations with respect to such Notes under Sections 2.05 and 2.06; (iii) the rights, powers, trusts, duties, and immunities of the Indenture Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section.

(b) Subject to Section 11.03(c), the Transferor at its option may cause Collections allocated to each Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

(c) The following conditions must be satisfied prior to any Defeasance under Section 11.03(a):

(i) the Issuer has irrevocably deposited, or has caused the Transferor to irrevocably deposit or cause to be deposited, with the Indenture Trustee (such deposit to be made from other than the Transferor’s or any Affiliate of the Transferor’s funds), as trust funds in trust in an amount sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount) all accrued and all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the related

Indenture Supplements and to pay any amounts owing to any credit enhancement provider because of such defeasance. The Transferor will make these amounts available in cash or Eligible Investments or a combination thereof. The Indenture Trustee will apply all such amounts to pay and discharge the amounts specified above;

(ii) the Issuer has delivered, or has caused the Transferor to deliver, a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Transferor) to the effect that such deposit of funds is sufficient to pay the amounts specified in clause (i) above;

(iii) the Issuer has delivered, or has caused the Transferor to deliver, to the Indenture Trustee an Opinion of Counsel (the preparation and delivery of which will not be at the expense of the Indenture Trustee) to the effect that such deposit of funds and termination of obligations will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act;

(iv) the Issuer has delivered, or has caused the Transferor to deliver, to the Indenture Trustee an Officer’s Certificate of the Issuer or the Transferor, as the case may be, stating that the Issuer or the Transferor, as the case may be, reasonably believes that such deposit of funds and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time or both, would result in the occurrence of an Early Amortization Event with respect to any Series;

(v) the Rating Agency Condition has been satisfied with respect to each other Outstanding Series; and

(vi) the Issuer has delivered, or has caused the Transferor to deliver, to the Indenture Trustee a Required Federal Income Tax Opinion (the preparation and delivery of which will not be at the expense of the Indenture Trustee) regarding such deposit of funds and termination of obligations pursuant to this Section.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Compliance Certificates, Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer, upon written request of the Indenture Trustee, will furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with or (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer will, in addition to any obligation imposed in Section 12.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(c) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (b) above, the Issuer will also deliver to the Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to subsection (b) above and this subsection (c), is 10% or more of the Outstanding Principal Amount of all Series, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Principal Amount.

(d) Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer will also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; provided, however, that no such certificate is required to be furnished in the event the Transferor redesignates Accounts in accordance with Sections 2.07 or 2.08 of the Transfer and Servicing Agreement.

(e) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (d) above, the Issuer will also furnish to the Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by subsection (d) above and this subsection (e), equals 10% or more of the Outstanding Principal Amount of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Principal.

(f) Notwithstanding any other provision of this Indenture, Sections 12.01(a) through (e) shall not have any force or effect, and no party is required to comply therewith, with respect to any Series of Notes other than a Series of Notes that have been registered under the Securities Act.

(g) Notwithstanding Section 2.11 or any other provision of this Section, the Issuer may, without complying with any other provision of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Basic Documents.

Section 12.02 Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Transferor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Transferor, the Issuer or the Administrator, unless such Responsible Officer or legal counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing may not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes will be established by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes will bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.04 Notices, etc. to Indenture Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Trustee Officer, by facsimile transmission, electronic transmission, or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

(ii) the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder if in writing and (A) mailed, first-class postage prepaid, to the Issuer addressed to it at, c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, with a copy to Deutsche Bank Trust Company Americas, 60 Wall Street, 27th floor, New York, NY 10005, Attn: TAS/Structure Finance Services with a copy to the Administrator at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or (B) delivered by facsimile or other electronic transmission to the address previously furnished in writing to the Indenture Trustee.

Section 12.05 Notices to Noteholders; Waiver.

(a) Where this Indenture and any Indenture Supplement provides for notice to Noteholders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and (i) mailed by registered or certified mail or first class postage prepaid or national overnight courier service or (ii) delivered electronically in a manner acceptable to the Servicer, the Administrator on behalf of the Issuer and the Indenture Trustee, to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder will affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders are to be filed with the Indenture Trustee but such filing is not a condition precedent to the validity of any action taken in reliance upon such waiver.

(c) If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice satisfactory to the Indenture Trustee will be deemed to be a sufficient giving of such notice.

(d) Where this Indenture provides for notice to any Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute a Default or Event of Default.

Section 12.06 Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.07 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision will control but only when such provision is being applied to a Series of Notes that have been registered under the Securities Act and this Indenture is qualified under the TIA. If this Indenture is qualified under the TIA, the provisions of TIA Sections 310 through 318 (inclusive) that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein, but only to the extent that this Indenture is being applied to Notes that have been registered under the Securities Act.

Section 12.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the table of contents are for convenience only and are not intended to affect the construction hereof.

Section 12.09 Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer and the Indenture Trustee will bind their respective successors and assigns, whether so expressed or not.

Section 12.10 Separability.

If any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11 Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.12 Legal Holiday.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.13 GOVERNING LAW.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND THE NOTES, AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THE INDENTURE AND THE NOTES, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.14 Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

Section 12.15 Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, or the Indenture Trustee on the Notes or under this Indenture, any other Basic Documents or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary will be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. Notwithstanding anything to the contrary herein, none of the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, or GM, nor any holder of an ownership interest in the Issuer, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in this Indenture. The Notes will represent obligations solely of the Issuer, and the Notes will not be insured or guaranteed by the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, GMF or GM, or any other Person, except as provided in the related Indenture Supplement.

Section 12.16 No Petition.

The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that, they will not at any time institute against the Issuer or the Transferor, or join in any institution against the Issuer or Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 12.17 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any legal action relating to this Indenture, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) that an such action be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Indenture, the Basic Documents or the transactions contemplated hereby.

Section 12.18 Communication with Rating Agencies.

If the Indenture Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Indenture Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within two Business Days) notify the Administrator of such communication. The Indenture Trustee agrees to act at the written direction of the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Indenture Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee

	By:	/s/ Eileen M. Hughes
		Name:	Eileen M. Hughes
		Title:	Attorney-in-fact

	By:	/s/ Maria Inoa
		Name:	Maria Inoa
		Title:	Attorney-in-fact

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary
By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

Acknowledged and Agreed with respect to Sections 8.04, 8.05 and 11.01.

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Servicer

By:	/s/ Sheli Fitzgerald
	Name:	Sheli Fitzgerald
	Title:	Vice President, Corporate Finance

[Signature page to Indenture]

ANNEX OF DEFINITIONS

“Account” means, as of any date of determination, a floorplan financing account established with a Dealer pursuant to a Floorplan Financing Agreement or Sales and Service Agreement that is designated by the Seller to the Transferor pursuant to the Receivables Purchase Agreement and by the Transferor to the Issuer pursuant to the Transfer and Servicing Agreement, but excluding each Redesignated Account, from and after the related Removal Date or related Removal and Reassignment Date, as applicable (it being understood that any Dealer may have more than one floorplan financing account and that all or only some of a Dealer’s floorplan financing accounts may be designated as “Accounts” at any time).

“Account Schedule” means the Initial Account Schedule, together with the Additional Account Schedules, each as may be modified from time to time in connection with any redesignation of Redesignated Accounts.

“Accumulation Account” means, with respect to a Series or Class, the Qualified Account, if any, established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Noteholders of that Series or Class as set forth in the Indenture and the related Indenture Supplement.

“Accumulation Period” means, with respect to a Series or Class, the period, if any, specified in the related Indenture Supplement during which principal is accumulated in specified amounts to be paid on the related Expected Final Distribution Date. The Accumulation Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of (a) the last day of the Collection Period related to the Expected Final Distribution Date and (b) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

“Act” means, any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Noteholders which may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of Outstanding Principal Amount represented by such Noteholders; and, except as otherwise expressly provided in the Indenture, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is expressly required, to the Issuer.

“Addition Date” means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that Account are first transferred to the Issuer, as specified in the related Addition Notice.

“Addition Notice” means a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and the Rating Agencies specifying the Additional Cutoff Date and the Addition Date for any Additional Accounts.

“Additional Account” means an Account designated for the Issuer after the Initial Closing Date, the then-existing or subsequently created Receivables related to which will be transferred to the Issuer.

“Additional Account Schedule” means a computer file or written list of Additional Accounts identifying Additional Accounts and the Principal Receivables arising in connection with such Additional Accounts as of the Additional Cutoff Date, including the balance and due date thereof.

“Additional Cutoff Date” means, for an Additional Account designated for the Issuer, the date specified as such in the Addition Notice in respect of such Additional Account.

“Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to the Principal Receivables transferred to the Issuer on such day), in each case as of such day.

“Administration Agreement” means the Administration Agreement, dated as of March 27, 2013, by and among the Issuer, the Administrator and the Indenture Trustee.

“Administrator” means GMF (together with its permitted successors and assigns) acting as an agent for the Issuer pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.

“Adverse Effect” mean, with respect to any action, that such action would (a) result in the occurrence of an Early Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of payments to be made to the Noteholders of any Series or Class pursuant to the Transfer and Servicing Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person, unless such other Person controls such Person through equity ownership or otherwise.

“Amortization Period” means, with respect to a Series or Class, a period following the related Revolving Period or Accumulation Period, as applicable, during which Principal Collections are paid to the Noteholders of such Series or Class and which will be an Early Amortization Period, a Controlled Amortization Period, a partial amortization period or another amortization period, in each case as defined with respect to such Series or Class in the related Indenture Supplement.

“Applicable Law” means, with respect to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local, in each case, applicable to or binding upon such Person or its properties or to which such Person or its properties is subject.

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“Applicants” has the meaning, with respect to a Series, given in Section 2.09 of the Indenture, unless otherwise provided in the related Indenture Supplement.

“Assignment” has the meaning given in Section 2.06(e) of the Transfer and Servicing Agreement.

“Authenticating Agent” means the Indenture Trustee, acting as the initial authentication agent, together with any successor to the Indenture Trustee acting in that capacity under the Indenture, or, with respect to any Series, any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for such Series.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended from time to time or any successor statute thereto.

“Basic Documents” means, with respect to any Series, the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection therewith that are identified in the related Indenture Supplement as “Basic Documents” with respect to such Series.

“Beneficial Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Book-Entry Notes” means beneficial interests in the Notes, the ownership and transfers of which will be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in the Indenture.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, New York, Minnesota or Texas are authorized or obligated to be closed.

“Cash Management Account” means the internal accounting account maintained in the books and records of GMF in which GMF records payments of surplus funds by Dealers to GMF and re-advances by GMF to Dealers pursuant to cash management agreements entered into in connection with the related Floorplan Financing Agreements. For the avoidance of doubt, payments credited to the Cash Management Account are not Interest Collections or Principal Collections and will not be applied to make payments in respect of any Series of Notes; provided, that if GMF receives a payment to the Cash Management Account, it will deposit such amount to the Excess Funding Account to the extent necessary so that, at the time of such receipt and after giving effect to other deposits to the Excess Funding Account under the Indenture and any Indenture Supplement, the Adjusted Pool Balance is not less than the Required Participation Amount.

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“Cash Management Account Balance” means, at any time, the outstanding balance credited to the Cash Management Account allocable to the Receivables in the Accounts in accordance with the Servicer’s customary procedures.

“Certificate” means the trust certificate evidencing the Transferor Interest, substantially in the form of Exhibit A to the Trust Agreement.

“Certificateholder” or “Holder” means, with respect to the Transferor Interest, a Person in whose name the Certificates are registered in the Certificate Register.

“Certificate Register” has the meaning set forth in Section 1.01 of the Trust Agreement.

“Certificate Registrar” has the meaning set forth in Section 1.01 of the Trust Agreement.

“Class” means, with respect to any Series, any one of the classes of Notes of such Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as clearing agency for a Series or Class of Book-Entry Notes.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means, with respect to any Series, the Closing Date specified in the related Indenture Supplement, including the Initial Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in the Indenture.

“Collection Account” means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all Series issued by the Issuer.

“Collection Period” means, for any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs; provided, that the Indenture Supplement for a Series may otherwise define “Collection Period” for such Series.

“Collections” means, without duplication, all Interest Collections and all Principal Collections.

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“Commission” means the Securities and Exchange Commission and its successors.

“Common Collateral” means collateral in which GMF has been granted a security interest under a Nonfloorplan Agreement and in which the Floorplan Financing Agreement for such Dealer also creates a security interest.

“Common Vehicle Collateral” means any Vehicle, accounts, chattel paper, promissory notes, money and other proceeds (including insurance proceeds) thereof, security deposits and other restricted account balances in connection with the related Floorplan Financing Agreement, such Dealer’s rights under the related Sales and Service Agreement and personal guarantees, in which GMF has been granted a security interest under both a Nonfloorplan Agreement and under a Floorplan Financing Agreement.

“Common Non-Vehicle Collateral” means Common Collateral other than related Common Vehicle Collateral.

“Controlled Amortization Period” means, with respect to a Series or Class, the period, if any, specified in the related Indenture Supplement following the Revolving Period during which principal is paid in specified amounts to the related Series or Class. The Controlled Amortization Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of (a) the last day of the Collection Period related to the Expected Final Distribution Date and (b) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

“Corporate Trust Office” means, (i) with respect to the Indenture Trustee, the office at which at any particular time the Indenture shall be administered, which offices at the Initial Closing Date are located at Sixth and Marquette, Minneapolis, Minnesota 55402, and (ii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, or such other address as the Owner Trustee may designate by notice to the Transferor or the principal corporate trust office of any successor Owner Trustee at the address designated by such Owner Trustee by notice to the Transferor.

“Cutoff Date” means the close of business on March 21, 2013.

“Date of Processing” means a date on which the Servicer records in its books (which include its computer files) its processing of a transaction in respect of a Receivable.

“Dealer” means a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

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“Defaulted Amount” means, for any Date of Processing in a Collection Period, an amount (not less than zero) equal to (a) the aggregate balance of Principal Receivables owned by the Issuer that became Defaulted Receivables on such date minus (b) the principal amount of the Defaulted Receivables specified in clause (a) that are subject to reassignment to the Transferor in accordance with the terms of the Transfer and Servicing Agreement (except that this amount will be zero if an Insolvency Event has occurred with respect to the Transferor) minus (c) the principal amount of the Defaulted Receivables specified in clause (a) that are to be purchased by the Servicer in accordance with the Transfer and Servicing Agreement (except that this amount will be zero if an Insolvency Event has occurred with respect to the Servicer).

“Defaulted Receivable” means each Receivable that on any Date of Processing in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.

“Defeasance”, with respect to any Series or all outstanding Series, has the meaning given in Section 11.03(a) of the Indenture.

“Defeased Series”, with respect to any Series of Notes, has the meaning given in Section 11.03(a) of the Indenture.

“Definitive Notes” means Notes issued in fully registered, certificated form.

“Delivery” means, with respect to any item of Collateral,

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a “custodian bank” (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as

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belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Collateral to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Collateral solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collateral to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Collateral that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

“Depository Agreement” means, with respect to any Series or Class, the agreement between the Issuer and DTC, dated as of the related Closing Date.

“Determination Date” means, for any Distribution Date, the day that is two Business Days before that Distribution Date and is the date on which payments to the Noteholders are determined.

“Distribution Date” means the 15th day of each month (or if that 15thday is not a Business Day, the next following Business Day) or, with respect to any Series, such other date as specified in the related Indenture Supplement, commencing on the date specified in the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the related Collection Period for a Distribution Date is the Collection Period ending in the month preceding the month in which such Distribution Date occurs, and such Distribution Date is the related Distribution Date for such Collection Period.

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“Dollars” or “$” means United States dollars.

“DTC” means The Depository Trust Company and its successors.

“Early Amortization Event” means, with respect to each Series (a) each of the events identified as an “Early Amortization Event” in Section 5.01 of the Indenture (except to the extent otherwise specified in the related Indenture Supplement) and (b) each other event identified as an “Early Amortization Event” in the related Indenture Supplement.

“Early Amortization Period” for any Series has the meaning specified in the related Indenture Supplement.

“Eligible Account” means a floorplan financing account established by GMF pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

(a) is in favor of a Dealer franchised by GM or another Manufacturer to sell Vehicles;

(b) is established in the ordinary course of business under a Floorplan Financing Agreement;

(c) is an account which is maintained and serviced by GMF in compliance in all material respects with the Floorplan Financing Guidelines, and was underwritten in compliance in all material respects with the Floorplan Financing Guidelines that were in effect at the time such account was first established;

(d) is in favor of a Dealer whose principal showroom is located in the United States of America and in the geographical regions specified in the applicable Sales and Service Agreement;

(e) is not classified by the Servicer as a Status Account under the Floorplan Financing Agreement;

(f) is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years;

(g) is listed on the Account Schedule and is not a Redesignated Account.

“Eligible Institution” means:

(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee that is (a) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (b) at all times a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency; or

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(b) any other institution acceptable to each Rating Agency.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

(d) investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Notes, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

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(h) cash denominated in United States dollars.

“Eligible Receivable” means a Receivable that:

(a) was originated or acquired by GMF in the ordinary course of business;

(b) at the time of transfer thereof to the Transferor under the Receivables Purchase Agreement, was owned by GMF, free and clear of all Liens arising at any time, other than Permitted Liens;

(c) at the time of creation and at the time of transfer to the Issuer is secured by a perfected first priority security interest (other than with respect to tax liens, mechanics’ liens, carrier liens and other liens that arise by operation of law) in the related floorplan financed Vehicle;

(d) is the subject of a valid sale and assignment from GMF to the Transferor and the Transferor to the Issuer of all GMF’s and the Transferor’s respective rights and interest in the Receivable, including all Related Security and all related proceeds;

(e) has been created in compliance with all requirements of Applicable Law and pursuant to the applicable Floorplan Financing Agreement which Floorplan Financing Agreement complies in all respects with all Applicable Law with respect to any party thereto

(f) as to which GMF and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(i) the creation of the Receivable, the transfer of the Receivables to the Transferor and then to the Issuer and the pledge of the Receivable to the Indenture Trustee; and

(ii) if applicable, GMF’s execution, delivery and performance of the related Sales and Service Agreement, and/or GMF’s execution, delivery and performance of the related Floorplan Financing Agreement;

(g) as to which the Issuer will at all times have good and marketable title, free and clear of all liens arising at any time, other than Permitted Liens;

(h) will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(i) is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

(j) as to which GMF and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

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(k) as to which neither GMF nor the Transferor, as applicable, has taken or failed to take any action that would materially impair the rights of the Issuer or the Indenture Trustee in the Receivable;

(l) constitutes either an “instrument,” “account,” “chattel paper,” a “general intangible” or a “payment intangible,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction;

(m) is payable in U.S. dollars; and

(n) arose in an Eligible Account.

“Eligible Servicer” means either the Indenture Trustee or such other Person that, at the time of such other Person’s appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables and the related Accounts, (b) in the sole determination of the Indenture Trustee, which determination will be conclusive and binding, has demonstrated the ability to professionally and competently service receivables arising in connection with similar accounts in accordance with high standards of skill and care, (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software that is adequate to perform its duties under the Basic Documents and (d) has a net worth of not less than $100,000,000 and is a Person whose regular business includes the servicing of wholesale receivables that satisfies the requirements set forth in the Transfer and Servicing Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System or its successor as operator of such system or any system that is a successor to such system.

“Event of Default” for any Series has the meaning given in Section 5.02 of the Indenture.

“Excess Funding Account” has the meaning set forth in Section 8.03(b) of the Indenture.

“Excess Interest Amounts” for any Series and any Collection Period has the meaning specified in the related Indenture Supplement.

“Excess Interest Sharing Group” means all Series that are designated in their respective Indenture Supplements as being part of the same “Excess Interest Sharing Group”.

“Excess Principal Amounts” for any Series and any Collection Period has the meaning specified in the related Indenture Supplement.

“Excess Principal Sharing Group” means all Series that are designated in their respective Indenture Supplements as being part of the same “Excess Principal Sharing Group”.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Final Distribution Date” means, for any Series, the date specified as such in the related Indenture Supplement.

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Final Maturity Date” means, for any Series, the date specified as such in the related Indenture Supplement.

“Fitch” means Fitch Inc. and its successors.

“Floating Allocation Percentage” means, for any Series, the “Floating Allocation Percentage” specified in the related Indenture Supplement.

“Floorplan Financing Agreement” means, collectively, the group of related agreements between the Seller and a Dealer with respect thereto, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance its purchase of Vehicles, (b) the Seller has a security interest in the specific vehicles so financed by the Seller and may also have a security interest in certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the Seller at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

“Floorplan Financing Guidelines” means the written policies and procedures of GMF, as such policies and procedures may be amended from time to time in accordance with the Transfer and Servicing Agreement, relating to (a) the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount loaned to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to GMF’s floorplan financing accounts, (iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) the maintenance of accounts and collection of receivables and (c) the Cash Management Account maintained by GMF on behalf of the Dealers.

“Foreclosure Remedy” has the meaning set forth in Section 5.05(a)(iv) of the Indenture.

“Foreign Clearing Agency” means either Clearstream or Euroclear.

“Global Note” means, for any Series, Notes which may be issued in the form of a single temporary global note, without interest coupons, in the denomination of the Initial Invested Amount.

“GM” means General Motors Company, a Delaware corporation, and its successors and assigns.

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“GMF” means AmeriCredit Financial Services, Inc., doing business as GM Financial, its successors and assigns.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Increase Date” means (a) any Series Issuance Date and (b) for any Variable Funding Note Series, any date on which the Invested Amount of any of the related Notes is increased at the request of the Issuer in accordance with the related Indenture Supplement.

“Incremental Overcollateralization Amount” for any Series has the meaning specified in the related Indenture Supplement.

“Indenture” means the Indenture, dated as of March 27, 2013, by and between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” means a supplement to the Indenture entered into by the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified Series of Notes, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, in its capacity as indenture trustee under the Indenture, together with its successors and assigns in such capacity.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

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“Independent Accountant” has the meaning specified in Section 3.06(a) of the Transfer and Servicing Agreement.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and which states that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Indirect Participant” means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

“Ineligible Account” means a floorplan financing account established by GMF for the benefit of a Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria as set forth in the definition of “Eligible Account.”

“Ineligible Receivable” means any Receivable that is not an Eligible Receivable.

“Initial Account” means an Account that is identified in the Initial Account Schedule.

“Initial Account Schedule” means a computer file or written list of the Initial Accounts, specifying the identity of the Initial Accounts and the Principal Receivables existing in connection therewith as of the Cutoff Date.

“Initial Closing Date” means March 27, 2013.

“Initial Invested Amount” for a Series has the meaning set forth in the related Indenture Supplement.

“Insolvency Event” means, with respect to a specified Person:

(a) such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate, limited liability company or trust action to authorize any of such actions; or

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(b) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (i) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (ii) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Insurance Proceeds” means, with respect to an Account, any amounts received by the Servicer pursuant to any policy of insurance that are required to be paid to GMF pursuant to the related Floorplan Financing Agreement.

“Intercreditor Agreement” means each intercreditor agreement between GMF and other creditors or lenders with respect to financing arrangements of certain Dealers.

“Interest Collections” means, with respect to any day in a Collection Period, all payments in respect of the Receivables in the form of cash, checks, wire transfers or any other form of payment that represent: (a) collections of Interest Receivables owned by the Issuer; (b) the interest portion of any Reassignment Amount or Purchase Amount of Receivables reassigned to the Transferor or purchased by the Servicer; and (c) all Recoveries.

“Interest Period” means, with respect to any Distribution Date, the period from and including the preceding Distribution Date to but excluding that Distribution Date, or, in the case of the first Distribution Date for any Series, from and including a Series Issuance Date to but excluding the first Distribution Date.

“Interest Receivable” means, in connection with an Account, all amounts billed and payable by the related Dealer as Receivables in such Account pursuant to the related Floorplan Financing Agreement in respect of interest and other non-principal and non-interest charges, including flat charges established by the Seller from time to time to cover miscellaneous costs.

“Interest Shortfalls” means, with respect to any Series and Distribution Date, the amount specified as such in the related Indenture Supplement.

“Invested Amount” for any Series, has the meaning specified in the related Indenture Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Charge-Off” for any Series, has the meaning specified in the related Indenture Supplement.

“IRS” means the United States Internal Revenue Service.

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“Issuer” means GMF Floorplan Owner Revolving Trust, a Delaware statutory trust, and its permitted successors and assigns.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.

“Limited Liability Company Agreement” means the limited liability company agreement of the Transferor dated as of March 27, 2013, as amended or otherwise modified from time to time.

“Majority Noteholders” means with respect to any Series, Holders of the related Notes representing a majority of the Outstanding Principal Amount of the most senior Class of Notes of such Series that are then Outstanding; provided, that neither Holders of Notes who are employees or Affiliates of the Issuer, the Seller, GM or General Motors Financial Company, Inc., nor the Notes held by such Holders shall be counted when calculating such majority of the Outstanding Principal Amount of any Class or Series.

“Manufacturer” means, with respect to any Receivable, the manufacturer or distributor of the Vehicle related to such Receivable.

“Monthly Interest” with respect to any Series, has the meaning set forth in the related Indenture Supplement.

“Monthly Servicing Fee” with respect to any Series, has the meaning set forth in the related Indenture Supplement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“New Issuance” means a new Series of Notes issued pursuant to one or more Indenture Supplements.

“New Vehicle” means any Vehicle that is a currently untitled Vehicle or is designated by the Servicer specifically for Dealer demonstration use, as a service loaner vehicle or for similar uses by the related Dealer.

“Nominal Liquidation Amount” means, with respect to any Series, on any Date of Processing in a Collection Period, an amount equal to the sum of (a) the Invested Amount of that Series of Notes as of the Distribution Date on or preceding such date plus (b) the Overcollateralization Amount of that Series of Notes as of the Distribution Date on or preceding such date (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such date.

“Nonfloorplan Agreement” means an agreement, other than a Floorplan Financing Agreement, pursuant to which the Seller has been granted a security interest in the same Collateral in which the Floorplan Financing Agreement for such Dealer creates a security interest.

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“Note Interest Rate” means, as of any date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Note Register” has the meaning specified in Section 2.05(a) of the Indenture.

“Noteholder” or “Holder” means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuer.

“Noteholders’ Collateral” means the right to receive, to the extent necessary to make the required payments with respect to the Notes of all Series at the times and in the amounts specified in the related Indenture Supplements, (i) the portion of Collections allocable to and pledged for the benefit of the Noteholders of all Series pursuant to the Indenture and the related Indenture Supplements and (ii) funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccounts thereof) allocable to and pledged for the benefit of the Noteholders of all Series pursuant to the Indenture and the related Indenture Supplements. Each Series may also have a Grant in funds and other property credited to any related Series Account as specified in the related Indenture Supplement.

“Notes” means any Series or Class of notes issued by the Issuer pursuant to the terms of the Indenture and any related Indenture Supplement.

“Notice Date” means on or before the second Business Day, but not more than the 30th day before the related Addition Date, on which an Addition Notice is provided.

“Officer’s Certificate” means, (i) with respect any certificate to be delivered by the Seller, the Servicer or the Transferor, a certificate signed by the chairman of the board, the president, any executive vice president, senior vice president, vice president or assistant vice president, any treasurer or assistant treasurer, or any secretary or assistant secretary of such party, as appropriate, and (ii) with respect any certificate to be delivered by the Issuer, a certificate signed by any Responsible Officer of the Issuer or the Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01 of the Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may (unless otherwise specified in any applicable Basic Document) be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Transfer Agent and Registrar or delivered to the Note Registrar for cancellation;

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(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or the Indenture Supplement, as applicable or provision therefor, satisfactory to the Indenture Trustee); and

(c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Principal Amount of the Notes of any Class or Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trustee Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may rely on representations of the pledgee and is not required to make any independent investigation.

“Outstanding Principal Amount” means, as of any date of determination and with respect to specified Notes, the aggregate principal amount of such Notes Outstanding as of such date.

“Overcollateralization Amount” has, for any Series, the meaning specified in the related Indenture Supplement.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, together with its successors and assigns in such capacity.

“Paying Agent” means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, or, with respect to any Series, any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for such Series.

“Permitted Assignee” means any Person who, if it purchases Trust Property (or interests therein) in connection with a sale thereof pursuant to Section 5.05 of the Indenture, will not cause the Issuer to be taxable as a publicly traded partnership for United States federal income tax purposes.

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“Permitted Liens” means (a) any Lien on the Collateral that is subordinate in priority to the Lien on the Collateral in favor of the Issuer, (b) any first-priority Lien held by GMF on the Collateral comprising any parts inventory, equipment, fixtures, service accounts, realty or personal guarantees with respect to any Dealer, (c) any Lien on the Collateral in favor of a third party who is a party to an Intercreditor Agreement pursuant to which such third party subordinates its security interest in any Vehicles related to the Receivables, (d) statutory Liens on the Collateral of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent and (e) any other Lien expressly permitted or contemplated under a Basic Document.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Government Authority.

“Pool Balance” means, on any day, the aggregate balance of the Principal Receivables on that date.

“Principal Allocation Percentage” with respect to any Series, has the meaning specified in the related Indenture Supplement.

“Principal Collections” means, with respect to any day in a Collection Period, all payments in respect of the Receivables in the form of cash, checks, wire transfers or any other form of payment that represent: (a) collections in respect of Principal Receivables owned by the Issuer (excluding, in all cases, (i) all Recoveries and (ii) payments of surplus funds from a Dealer which the Dealer instructs GMF to apply in accordance with the cash management agreement relating to the Cash Management Account); (b) the principal portion of the Reassignment Amount or Purchase Amount of Receivables reassigned to the Transferor or purchased by the Servicer; and (c) all amounts paid by GMF to the Transferor and by the Transferor to the Issuer in connection with Dealer terminations.

“Principal Receivables” means, in connection with an Account, all amounts billed and payable by the related Dealer under the Receivables in such Account pursuant to the related Floorplan Financing Agreement in respect of principal, net of the amount credited to the Cash Management Account allocable to such Principal Receivables. The balance of a Principal Receivable in respect of a Vehicle is net of the amount of the Cash Management Account Balance allocable to such Principal Receivable in accordance with the Servicer’s customary procedures.

“Principal Shortfall”, with respect to a Series, has the meaning specified in the related Indenture Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Amount” means, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03(c) of the Transfer and Servicing Agreement or Section 2.03(c) of the Receivables Purchase Agreement, an amount equal to the sum of (a) the amount of the related Principal Receivable as of such date and (b) without duplication, if applicable, all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

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“Qualified Account” means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

“Rating Agency” means, with respect to any Series of Notes, any nationally recognized statistical rating organization that is hired by GMF to assign a rating or ratings on such Series of Notes and is, at the time of reference thereto, still rating such Series of Notes; provided, that, with respect to any outstanding Series or Class not rated by any Rating Agency, any notice, document or certification required to be provided to the Rating Agencies with respect to such Series of Notes will instead be delivered to the Noteholders of such Notes, except to the extent that such notice, document or certification has separately been provided to such Noteholders.

“Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten (10) days of such action and no Rating Agency has informed the Indenture Trustee or the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding Series or Class, or (ii) each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class rated by such Rating Agency; provided, that, with respect to any outstanding Series or Class not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such Series or Class has been obtained as and to the extent specified in the related Indenture Supplement.

“Reallocated Principal Collections”, for any Series, has the meaning specified in the related Indenture Supplement.

“Reassignment” means a (a) Reassignment of Receivables in Redesignated Accounts among the Transferor, the Issuer and the Servicer, substantially in the form of Exhibit B to the Transfer and Servicing Agreement, and/or (b) a Reassignment of Receivables in Redesignated Accounts between the Seller and the Transferor, substantially in the form of Exhibit B to the Receivables Purchase Agreement.

“Reassignment Amount” with respect to any Series, has the meaning specified in the related Indenture Supplement.

“Receivable” means a payment obligation owed by a Dealer in respect of funds borrowed from GMF in a floorplan or wholesale financing arrangement which is secured by one or more vehicles, and which may also be secured by a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts, real estate of such Dealer. In some cases, the Dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

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A Receivable that has been charged off as uncollectible will be shown on the Servicer’s records as having a principal balance of $0 on the day on which it has been charged off as uncollectible in accordance with the Floorplan Financing Guidelines.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of March 27, 2013, by and between GMF and the Transferor, pursuant to which GMF sells Receivables and certain other property and assets described therein to the Transferor.

“Record Date” means, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date, unless otherwise specified for a Series in the related Indenture Supplement.

“Recoveries” means all amounts received, including Insurance Proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables and with respect to the liquidation of non-vehicle Related Security in which the Issuer has a security interest.

“Redemption Date” means, with respect to any Series, the date or dates, if any, specified as such in the related Indenture Supplement.

“Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed (i) to the Issuer in accordance with the Transfer and Servicing Agreement, and/or (ii) to the Transferor in accordance with the Receivables Purchase Agreement.

“Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuer or Transferor, as applicable, and all the related Receivables thereafter generated will be no longer be transferred (i) to the Issuer pursuant to Section 2.07 of the Transfer and Servicing Agreement, and/or (ii) to the Transferor pursuant to Section 2.06 of the Receivables Purchase Agreement.

“Redesignation Notice” means (i) the notice delivered by the Transferor to the Issuer, the Servicer, the Indenture Trustee and each Rating Agency pursuant in Section 2.07(b)(i) of the Transfer and Servicing Agreement, and/or (ii) the notice delivered by the Seller to the Transferor, the Indenture Trustee and each Rating Agency pursuant to Section 2.06(b)(i) of the Receivables Purchase Agreement.

“Reference Rate” means, with respect to any Receivable, the per annum base rate of interest designated from time to time by GMF pursuant to the related Floorplan Financing Agreement. Interest accrues on a Receivable at a rate equal to the sum of such Reference Rate and a margin specified in the Floorplan Financing Agreement.

“Registered Notes” has the meaning specified in Section 2.01 of the Indenture.

“Regulation AB” means 17 CFR §229.1100 et seq.

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“Related Security” means, with respect to any Receivable transferred to the Issuer and subject to the terms of the Receivables Purchase Agreement, (a) the security interest granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle (other than with respect to a Permitted Lien) and any subordinated security interest granted in any parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of such Receivable and (b) all of the Seller’s or Transferor’s rights with regard to such Receivable under (i) any related intercreditor agreement with a third-party creditor of such Dealer, (ii) the related Sales and Service Agreement and (iii) the related Floorplan Financing Agreement.

“Removal and Reassignment Date” has the meaning specified in Section 2.08(b)(i) of the Transfer and Servicing Agreement.

“Removal Date” means, with respect to any Redesignated Account, the date on which the amount of Principal Receivables (measured as of the Redesignation Date) has been reduced to zero.

“Removal Notice” has the meaning specified in Section 2.08(b)(i) of the Transfer and Servicing Agreement.

“Removed Receivables” has the meaning specified in Section 2.08(a) of the Transfer and Servicing Agreement.

“Required Federal Income Tax Opinion” means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

(1) the action will not adversely affect the tax characterization as debt of the Notes of any outstanding Class or Series that were characterized as debt at the time of their issuance;

(2) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes of any outstanding Class or Series.

“Required Overcollateralization Amount” has, for any Series, the meaning specified in the related Indenture Supplement.

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“Required Participation Amount” means, as of any date of determination, the sum of: (a) the sum of, for each outstanding Series, the product of (i) the required participation percentage for such Series as specified in the related Indenture Supplement and (ii) its initial Invested Amount (which, in the case of any Series of Notes issued as variable funding notes, may be the maximum Invested Amount or current Outstanding Principal Amount of the Notes of such Series as specified in the related Indenture Supplement for such Series and, in the case of a Series the Indenture Supplement for which permits the issuance of additional Notes after the Series Issuance Date, will include the Invested Amount for such subsequently issued Notes); plus (b) the sum of, for each outstanding Series, the Required Overcollateralization Amount for such Series as of such date of determination as specified in the related Indenture Supplement.

“Requirements of Law” for any Person means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

“Responsible Officer” means, (a) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Owner Trustee, respectively, customarily performing functions similar to those performed by any of the above designated officers, in each case, having direct responsibility for the administration of the Owner Trustee’s duties under the Trust Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) with respect to any other Person, any President, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary or any other officer of such Person (or, with respect to the Issuer, any such officer of the Administrator or any Responsible Officer of the Owner Trustee) customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Period” has, for any Series, the meaning specified in the related Indenture Supplement.

“Sales and Service Agreement” means each Sales and Service Agreement between a Dealer and the related Manufacturer pursuant to which, among other things, such Dealer purchases from time to time Vehicles from such Manufacturer and (a) such Dealer agrees to pay for such purchases (i) in accordance with any floorplan financing agreement that at the time of delivery to the Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, is in effect between the Dealer and such Manufacturer, or (ii) prior to delivery to such Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, by cash or some other medium of payment as such Manufacturer may agree to accept, and (b) such Dealer grants to such Manufacturer a security interest in certain non-Vehicle inventory of the Dealer and all proceeds thereof, as the same may be amended, supplemented or otherwise modified from time to time.

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“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means any Person that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

“Seller” means GMF as seller under the Receivables Purchase Agreement.

“Series” means any series or subseries of Notes issued and, unless otherwise specified, outstanding pursuant to the Indenture and the related Indenture Supplement.

“Series Account” for any Series means any Accumulation Account, yield supplement account, reserve account or other deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any such Series or Class, as specified in the related Indenture Supplement.

“Series Cutoff Date” means, for any Series, the Cutoff Date specified as such in the related Indenture Supplement.

“Series Issuance Date” means, with respect to any Series, the date on which the Notes of such Series were or are to be originally issued in accordance with Section 2.12 of the Indenture and the related Indenture Supplement.

“Servicer” means, initially, GMF (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement and, after any Servicing Transfer, the Successor Servicer.

“Servicer Termination Event” for any Series means any of the following events and each other event, if any, specified as such in the related Indenture Supplement:

(1) failure by the Servicer to make any payment, transfer or deposit under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement, or to give instructions or to give notice to the Indenture Trustee to do so, within five (5) Business Days after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

(2) failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has an Adverse Effect and continues unremedied for a period of 60 days after written notice (which notice shall specify such failure and state that such notice is a “Notice of Servicer Termination Event”) to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer’s outstanding Series or, where the Servicer’s failure does not relate to all Series, 10% or more of the Outstanding Principal Amount of all Series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

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(3) any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has an Adverse Effect and continues unremedied for a period of 60 days after written notice (which notice shall specify such incorrectness and state that such notice is a “Notice of Servicer Termination Event”) to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer’s outstanding Series or, where the Servicer’s inaccuracy does not relate to all Series, 10% or more of the Outstanding Principal Amount of the Series affected; or

(4) the occurrence of an Insolvency Event relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or third clause above for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Termination Event if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer. The preceding sentence will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Transfer and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee and the Transferor with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

“Servicer’s Certificate” means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Distribution Date in substantially the form set forth in the related Indenture Supplement.

“Servicing Fee” means, with respect to a Distribution Date and the related Collection Period, an amount equal to the sum of (i) one-twelfth of the product of (A) the Servicing Fee Rate and (B) the Pool Balance at the close of business on the last day of the Collection Period immediately preceding such related Collection Period; provided, that the Servicing Fee for the May 2013 Distribution Date and the related Collection Period will be an amount equal to 35/360th of the product of (A) the Servicing Fee Rate and (B) the Pool Balance at the Initial Cutoff Date, and (ii) the Supplemental Servicing Fee.

“Servicing Fee Rate” means 1.00% or such lesser percentage as may be specified by the Servicer in an Officer’s Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage will not result in an Adverse Effect.

“Servicing Transfer” has the meaning specified in Section 6.01 of the Transfer and Servicing Agreement.

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“Shared Excess Interest Amounts” with respect to any Distribution Date and a Series, has the meaning specified in the related Indenture Supplement.

“Shared Excess Principal Amounts” with respect to any Distribution Date and a Series, has the meaning specified in the related Indenture Supplement.

“Special Mention Account” means a category of account that is currently under a formal corrective plan or a higher level of scrutiny due to potential operating weakness or deteriorating trends in items such as financial performance, dealer compliance requirements, payment patterns, or similar items as determined by GMF in accordance with the Floorplan Financing Guidelines.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Status Account” means a classification that GMF may assign in accordance with the Floorplan Financing Guidelines to a Dealer by reason of (i) the Dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement or (ii) insolvency of the Dealer.

“Subsequent Transferor” has the meaning specified in Section 4.01 of the Transfer and Servicing Agreement.

“Successor Servicer” means an Eligible Servicer appointed by the Indenture Trustee after giving a Termination Notice to the Servicer pursuant to Section 6.01 of the Transfer and Servicing Agreement.

“Supplemental Servicing Fee” means, with respect to a Distribution Date and the related Collection Period, all administrative fees, expenses and charges paid by or on behalf of Dealers during such Collection Period.

“Termination Notice” has the meaning specified in Section 6.01(a) of the Transfer and Servicing Agreement.

“Transfer Agent and Registrar” means, initially, the Indenture Trustee or any successor appointed in accordance with the Indenture to register Notes and transfers of Notes.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of March 27, 2013, by and among the Transferor, the Servicer and the Issuer, pursuant to which the Transferor transfers Receivables and certain other property and assets described therein to the Issuer.

“Transfer Date” means each Business Day occurring before the earlier of (x) the occurrence of an Early Amortization Event specified in clause (1) of Section 5.01 of the Indenture or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts.

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“Transferor” means GMF Wholesale Receivables LLC, a Delaware limited liability company, together with its successors and assigns.

“Transferor Deposit Amount” means the amount that represents Interest Collections, Principal Collections or amounts credited to the Cash Management Account that are allocated to but not distributed to, or payments made by, the Transferor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Distribution Date.

“Transferor Interest” means an interest that represents the right to receive all cash flows from the Trust Property not required to be applied to make payments on the Notes or not otherwise allocated to the Noteholders (including an account on their behalf) and all amounts credited to the Cash Management Account.

“Transferor Percentage” shall mean, with respect to any Date of Processing in a Collection Period, the percentage (not less than 0%) equal to 100% minus either (a) the sum of the Floating Allocation Percentages for all outstanding Series of Notes for such date, when used with respect to allocations of Interest Collections or (b) the sum of the Principal Allocation Percentages for all outstanding Series of Notes for such date, when used with respect to allocations of Principal Collections.

“Trust Agreement” means the Trust Agreement, dated as of March 1, 2013, by and between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated by the Amended and Restated Master Trust Agreement, dated as of March 27, 2013, by and among the Transferor, the Owner Trustee and Wells Fargo Bank, National Association, as Certificate Registrar, and as the same may be further amended, supplemented or otherwise modified from time to time.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trust Property” means the Collateral and all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject, or intended to be subject to, the Lien of the Indenture for the benefit of the Noteholders and includes, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof.

“Trust Termination Date” means the date on which the Issuer will terminate as specified in the Trust Agreement.

“Trustee Officer” means, when used with respect to the Indenture Trustee, any officer of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, responsible for the administration of the Indenture, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject.

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“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Used Vehicle” means a Vehicle that is not a New Vehicle.

“Variable Funding Note Series” means any Series issued pursuant to an Indenture Supplement and consisting of variable funding notes.

“Vehicle” means any automobile, light-duty truck, medium-duty truck, sport utility vehicle, crossover vehicle or any other classification used by GMF from time to time.

“Vice President” when used with respect to the Servicer means any vice president whether or not designated by a number or word or words added before or after the title “vice president.”

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EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 26, 2014 (this “Supplemental Indenture”), is by and between GMF Floorplan Owner Revolving Trust (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and amends and supplements the Indenture, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Indenture”), by and between the Issuer and the Indenture Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in Annex A to the Indenture.

PRELIMINARY STATEMENTS

A. Pursuant to the terms of a Receivables Purchase Agreement, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “ Purchase Agreement”), by and between AmeriCredit Financial Services, Inc., d/b/a GM Financial (“GM Financial”) and GMF Wholesale Receivables LLC (the “Transferor”), GM Financial from time to time sells Receivables and certain Related Security to the Transferor.

B. Pursuant to the terms of a Transfer and Servicing Agreement, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Transfer Agreement”), by and among the Issuer, the Transferor and GM Financial, as servicer (in such capacity, the “Servicer”), the Transferor from time to time sells Receivables and certain Related Security to the Issuer and the Servicer agrees to perform certain servicing duties with respect to such property.

C. Pursuant to the Indenture, the Issuer grants a lien in the Receivables and certain Related Security to the Indenture Trustee and may, from time to time and subject to certain terms and conditions set forth therein, issue one or more Series of Notes collateralized by such assets.

D. Prior to the date of this Supplemental Indenture, one such Series of Notes has been issued pursuant to the Indenture, pursuant to the Series 2013-A Indenture Supplement, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Series 2013-A Indenture Supplement”), by and between the Issuer and the Indenture Trustee.

E. Each of the parties hereto desires to amend and supplement the terms of the Indenture on the terms and conditions set forth herein.

SECTION 1. Amendment to Annex A. Effective as of the Effective Date (as defined below), the Annex of Definitions attached to the Indenture as Annex A is hereby amended by deleting clause (c) of the definition of “Eligible Receivables” in its entirety and replaced with the following:

“(c) is secured by a perfected first priority security interest (other than with respect to tax liens, mechanics’ liens, carrier liens and other liens that arise by operation of law) in the related floorplan financed Vehicle;”

SECTION 2. Conditions Precedent. This Supplemental Indenture shall become effective on the date (the “Effective Date”) on which the this Supplemental Indenture has been executed by all parties hereto and the Indenture Trustee shall have received evidence that both of the following conditions have been satisfied: (i) the Issuer (or the Servicer on its behalf) has provided notice to each Rating Agency of the execution and delivery of this Supplemental Indenture in the manner set forth in Section 10.02 of the Indenture; and (ii) the Holders of a majority of the Outstanding Principal Amount of the Notes issued pursuant to the Series 2013-A Indenture Supplement have consented to the execution of this Supplemental Indenture.

SECTION 3. Ratification. The Indenture, as amended and supplemented hereby, is hereby ratified, approved and confirmed in all respects.

SECTION 4. Reference to and Effect on the Agreements.

4.01 Upon the effectiveness of this Supplemental Indenture, (i) each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, (ii) each reference in any other Basic Document to “the Indenture” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, and (iii) each reference to the Indenture in any document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Indenture as amended and supplemented hereby.

4.02 Except as specifically amended above, the terms and conditions of the Indenture and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.03 The execution, delivery and effectiveness of this Supplemental Indenture shall not operate as a waiver of any right, power or remedy of any Person under any of the Basic Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL MATTERS ARISING HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7. Headings. Section headings in this Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Supplemental Indenture for any other purpose.

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SECTION 8. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture or any Basic Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers as of the date first above written.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Attorney-in-fact

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Attorney-in-fact

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

Execution Copy

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 25, 2014 (this “Supplemental Indenture”), is by and between GMF Floorplan Owner Revolving Trust (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and amends and supplements the Indenture, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Indenture”), by and between the Issuer and the Indenture Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in Annex A to the Indenture.

PRELIMINARY STATEMENTS

A. Pursuant to the terms of a Receivables Purchase Agreement, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “ Purchase Agreement”), by and between AmeriCredit Financial Services, Inc., d/b/a GM Financial (“GM Financial”) and GMF Wholesale Receivables LLC (the “Transferor”), GM Financial from time to time sells Receivables and certain Related Security to the Transferor.

B. Pursuant to the terms of a Transfer and Servicing Agreement, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Transfer Agreement”), by and among the Issuer, the Transferor and GM Financial, as servicer (in such capacity, the “Servicer”), the Transferor from time to time sells Receivables and certain Related Security to the Issuer and the Servicer agrees to perform certain servicing duties with respect to such property.

C. Pursuant to the Indenture, the Issuer grants a lien in the Receivables and certain Related Security to the Indenture Trustee and may, from time to time and subject to certain terms and conditions set forth therein, issue one or more Series of Notes collateralized by such assets.

D. Prior to the date of this Supplemental Indenture, one such Series of Notes has been issued pursuant to the Indenture and the Amended and Restated Series 2013-A Indenture Supplement, dated as of March 25, 2014 (as amended, supplemented or modified from time to time prior to the date hereof, the “Series 2013-A Indenture Supplement”), by and between the Issuer and the Indenture Trustee.

E. Each of the parties hereto desires to amend and supplement the terms of the Indenture on the terms and conditions set forth herein.

SECTION 1. Amendment to Annex A. Effective as of the Effective Date (as defined below), the Annex of Definitions attached to the Indenture as Annex A is hereby amended by deleting clause (d) of the definition of “Eligible Account” in its entirety and replacing it with the following:

“(d) is in favor of a Dealer located in the United States;”

SECTION 2. Conditions Precedent. This Supplemental Indenture shall become effective on the date (the “Effective Date”) on which the this Supplemental Indenture has been executed by all parties hereto and the Indenture Trustee shall have received evidence that both of the following conditions have been satisfied: (i) the Issuer (or the Servicer on its behalf) has provided notice to each Rating Agency of the execution and delivery of this Supplemental Indenture in the manner set forth in Section 10.02 of the Indenture; and (ii) the Holders of a majority of the Outstanding Principal Amount of the Notes issued pursuant to the Series 2013-A Indenture Supplement have consented to the execution of this Supplemental Indenture.

SECTION 3. Ratification. The Indenture, as amended and supplemented hereby, is hereby ratified, approved and confirmed in all respects.

SECTION 4. Reference to and Effect on the Agreements.

4.01 Upon the effectiveness of this Supplemental Indenture, (i) each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, (ii) each reference in any other Basic Document to “the Indenture” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, and (iii) each reference to the Indenture in any document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Indenture as amended and supplemented hereby.

4.02 Except as specifically amended above, the terms and conditions of the Indenture and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.03 The execution, delivery and effectiveness of this Supplemental Indenture shall not operate as a waiver of any right, power or remedy of any Person under any of the Basic Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL MATTERS ARISING HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7. Headings. Section headings in this Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Supplemental Indenture for any other purpose.

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SECTION 8. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture or any Basic Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers as of the date first above written.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Attorney-in-fact

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Attorney-in-fact

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

Execution Version

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 31, 2016 (this “Supplemental Indenture”), is by and between GMF Floorplan Owner Revolving Trust (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and amends and supplements the Indenture, dated as of March 27, 2013 (as amended, supplemented or modified from time to time prior to the date hereof, the “Indenture”), by and between the Issuer and the Indenture Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in Annex A to the Indenture.

PRELIMINARY STATEMENT

Each of the parties hereto desires to amend and supplement the terms of the Indenture on the terms and conditions set forth herein.

SECTION 1. Amendments. Pursuant to Section 10.01(a) of the Indenture, effective as of the Effective Date (as defined below), the Indenture is amended as follows:

(a) Section 8.04(b)(i) is amended by deleting it in its entirety and replacing it with the following:

“(i) GMF’s short-term unsecured debt obligations are rated at least (x) “P-1” by Moody’s, (y) “F1” by Fitch and (z) “A-1” by Standard & Poor’s; or”

(b) The definition of “Eligible Investments” in the Annex of Definitions is amended as follows:

(i) The words “rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1” are deleted from clause (b) and replaced with the words “rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+”;

(ii) The words “rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1” are deleted from clause (c) and replaced with the words “rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+”; and

(iii) The words “rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa” are deleted from clause (d) and replaced with the words “ rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa-mf and from Fitch of AAAmmf (if rated by Fitch)”.

(c) The definition of “Fitch” in the Annex of Definitions is amended by deleting the words “Fitch Inc.” and replacing them with the words “Fitch Ratings, Inc.”

SECTION 2. Conditions Precedent. This Supplemental Indenture shall become effective on the date (the “Effective Date”) on which the this Supplemental Indenture has been executed by all parties hereto and the Indenture Trustee shall have received: (i) an Officer’s Certificate of the Transferor to the effect that, in the Transferor’s reasonable belief, the amendments contained herein will not have an Adverse Effect; and (ii) an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

SECTION 3. Ratification. The Indenture, as amended and supplemented hereby, is hereby ratified, approved and confirmed in all respects.

SECTION 4. Reference to and Effect on the Agreements.

4.01 Upon the effectiveness of this Supplemental Indenture, (i) each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, (ii) each reference in any other Basic Document to “the Indenture” or words of like import shall mean and be a reference to the Indenture as amended and supplemented hereby, and (iii) each reference to the Indenture in any document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Indenture as amended and supplemented hereby.

4.02 Except as specifically amended above, the terms and conditions of the Indenture and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.03 The execution, delivery and effectiveness of this Supplemental Indenture shall not operate as a waiver of any right, power or remedy of any Person under any of the Basic Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL MATTERS ARISING HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7. Headings. Section headings in this Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Supplemental Indenture for any other purpose.

SECTION 8. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche

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Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture or any Basic Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers as of the date first above written.

GMF FLOORPLAN OWNER REVOLVING TRUST, as Issuer

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Rosemary Cabrera
Name: Rosemary Cabrera
Title: Attorney-in-fact

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Attorney-in-fact

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President